                                                                    EXHIBIT 10.1



                                                         Draft of 11 August 2000
                                             Revised from Draft of 7 August 2000


                                  $110,000,000



CREDIT AGREEMENT


                            DATED AS OF AUGUST , 2000

                                      AMONG

                        NORTHLAND CABLE TELEVISION, INC.,


                             BANK OF AMERICA, N.A.,
                    AS ADMINISTRATIVE AGENT AND ISSUING BANK,


                                BANK OF MONTREAL,
                              AS SYNDICATION AGENT,

                          US BANK, NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION
                            AS CO-DOCUMENTATION AGENT


                                       AND


                            THE LENDERS PARTY HERETO,

                                   AS LENDERS


                         BANC OF AMERICA SECURITIES LLC,
                     AS SOLE LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS......................................................................1

  1.01.   Definitions........................................................................1
  1.02.   Accounting and Other Terms........................................................26

ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES..................................................26

  2.01.   Loans.............................................................................26
  2.02.   Making Advances...................................................................27
  2.03.   Evidence of Indebtedness..........................................................30
  2.04.   Reduction of Commitment...........................................................30
  2.05.   Prepayments.......................................................................31
  2.06.   Repayment.........................................................................33
  2.07.   Interest..........................................................................35
  2.08.   Default Interest..................................................................36
  2.09.   Continuation and Conversion Elections.............................................36
  2.10.   Fees..............................................................................38
  2.11.   Funding Losses....................................................................38
  2.12.   Computations and Manner of Payments...............................................39
  2.13.   Yield Protection..................................................................39
  2.14.   Use of Proceeds...................................................................42
  2.15.   Collateral and Collateral Call....................................................42
  2.16.   Extension Option and Conversion Option Relating to the Revolver
            A Loan..........................................................................43
  2.17.   Uncommitted Increase of the Revolver B Commitment.................................45

ARTICLE III.  LETTERS OF CREDIT.............................................................47

  3.01.   Issuance and Amendment of Letters of Credit.......................................47
  3.02.   Letters of Credit Fee.............................................................48
  3.03.   Reimbursement Obligations.........................................................48
  3.04.   Lenders' Obligations..............................................................49
  3.05.   Issuing Bank's Obligations........................................................50
  3.06.   Special Provisions Relating to Evergreen Letters of Credit........................50

ARTICLE IV.  CONDITIONS PRECEDENT...........................................................51

  4.01.   Conditions Precedent to the Initial Advance.......................................51
  4.02.   Conditions Precedent to All Advances and Letters of Credit........................54

ARTICLE V.  REPRESENTATIONS AND WARRANTIES..................................................55

  5.01.   Organization and Qualification....................................................55
  5.02.   Due Authorization; Validity.......................................................55
  5.03.   Conflicting Agreements and Other Matters..........................................56
  5.04.   Financial Statements..............................................................56
  5.05.   Litigation........................................................................56
  5.06.   Compliance With Laws Regulating the Incurrence of Debt............................56
  5.07.   Licenses, Title to Properties, and Related Matters................................57
  5.08.   Outstanding Debt and Liens........................................................58
  5.09.   Taxes.............................................................................58
  5.10.   ERISA.............................................................................59
  5.11.   Environmental Laws................................................................59
  5.12.   Disclosure........................................................................60
  5.13.   Investments; Subsidiaries.........................................................60
  5.14.   Certain Fees......................................................................60
  5.15.   Intellectual Property.............................................................60
  5.16.   Perfection of Security Interest...................................................61
  5.17.   Year 2000.........................................................................61
  5.18.   Survival of Representations and Warranties, etc...................................61
  5.18.   Qualified Commercial Loan.........................................................62

ARTICLE VI.  AFFIRMATIVE COVENANTS..........................................................62

  6.01.   Compliance with Laws and Payment of Debt..........................................62
  6.02.   Insurance.........................................................................62
  6.03.   Inspection Rights.................................................................63
  6.04.   Records and Books of Account; Changes in GAAP.....................................63
  6.05.   Reporting Requirements............................................................63
  6.06.   Use of Proceeds...................................................................65
  6.07.   Maintenance of Existence and Assets...............................................66
  6.08.   Payment of Taxes..................................................................66
  6.09.   INDEMNITY.........................................................................66
  6.10.   Interest Rate Hedging.............................................................67
  6.11.   Authorizations and Material Agreements............................................67
  6.12.   Intercompany Notes................................................................68
  6.13.   Further Assurances................................................................68
  6.14.   Subsidiaries and Other Obligors...................................................68
  6.15.   Year 2000.........................................................................68
  6.16.   Management Fees...................................................................68

ARTICLE VII.  NEGATIVE COVENANTS............................................................69

  7.01.   Financial Covenants...............................................................69
  7.02.   Debt..............................................................................70
  7.03.   Contingent Liabilities............................................................70
  7.04.   Liens.............................................................................71
  7.05.   Dispositions of Assets............................................................71
  7.06.   Distributions and Restricted Payments.............................................71
  7.07.   Merger; Consolidation.............................................................71
  7.08.   Business..........................................................................71
  7.09.   Transactions with Affiliates......................................................71
  7.10.   Loans and Investments.............................................................71
  7.11.   Fiscal Year and Accounting Method.................................................72
  7.12.   Issuance of Capital Stock; Amendment of Charter...................................72
  7.13.   Change of Ownership...............................................................72
  7.14.   Sale and Leaseback................................................................72
  7.15.   Compliance with ERISA.............................................................72
  7.16.   Rate Swap Exposure................................................................73
  7.17.   Subsidiaries and Other Obligors...................................................73
  7.18.   Change in Management..............................................................73
  7.19.   Amendments to Material Agreements.................................................73
  7.20.   Acquisitions......................................................................73
  7.21.   Designated Senior Debt............................................................73

ARTICLE VIII.  EVENTS OF DEFAULT............................................................74

  8.01.   Events of Default.................................................................74
  8.02.   Remedies Upon Default.............................................................77
  8.03.   Cumulative Rights.................................................................78
  8.04.   Waivers...........................................................................78
  8.05.   Performance by Administrative Agent or any Lender.................................79
  8.06.   Expenditures......................................................................79
  8.07.   Control...........................................................................79
  8.08.   Notice of Default.................................................................79

ARTICLE IX.  THE ADMINISTRATIVE AGENT.......................................................80

  9.01.   Authorization and Action..........................................................80
  9.02.   Administrative Agent's Reliance, Etc..............................................80
  9.03.   Bank of America, N.A. and Affiliates..............................................81
  9.04.   Lender Credit Decision............................................................81
  9.05.   Indemnification by Lenders........................................................81

  9.06.   Successor Administrative Agent....................................................82
  9.07.   Delegation of Duties..............................................................82

ARTICLE X.  MISCELLANEOUS...................................................................83

  10.01.  Amendments and Waivers............................................................83
  10.02.  Notices...........................................................................83
  10.03.  Parties in Interest...............................................................85
  10.04.  Assignments and Participations....................................................86
  10.05.  Sharing of Payments...............................................................87
  10.06.  Right of Set-off..................................................................87
  10.07.  Costs, Expenses, and Taxes........................................................87
  10.08.  Rate Provision....................................................................88
  10.09.  Severability......................................................................89
  10.10.  Exceptions to Covenants...........................................................89
  10.11.  Counterparts......................................................................89
  10.12.  GOVERNING LAW; WAIVER OF JURY TRIAL...............................................90
  10.13.  ARBITRATION.......................................................................90
  10.14.  ENTIRE AGREEMENT..................................................................91
  10.15.  Qualified Commercial Loan.........................................................92
  10.16.  Conflicts.........................................................................92

                         TABLE OF SCHEDULES AND EXHIBITS



                                    SCHEDULES

Schedule 1.01   CATV Systems
Schedule 5.01 Organization and Qualification of the Borrower and its Subsidiaries
Schedule 5.03   Consents under Material Agreements
Schedule 5.05   Litigation
Schedule 5.07a  Authorizations
Schedule 5.07b  County and State Locations of Assets
Schedule 5.08a Debt, Contingent Liabilities and Liens of Borrower and each other Borrower Subsidiary in Existence on the Closing Date
Schedule 5.08b  Intercompany Notes
Schedule 5.11 Environmental Liabilities of the Parent, the Borrower and the Borrower's Subsidiaries on the Closing Date
Schedule 5.13   Investments
Schedule 7.09   Permitted Affiliate Transactions

                                    EXHIBITS


Exhibit A - Note (Evidencing Revolver A Loan)
Exhibit B - Note (Evidencing the Revolver B Loan)
Exhibit C - Security Agreement
Exhibit D - Compliance Certificate
Exhibit E - Conversion/Continuation Notice
Exhibit F - Borrowing Notice
Exhibit G - Assignment and Acceptance
Exhibit H - Note (Evidencing Term Loan)
Exhibit I - Form of Opinion
Exhibit J - Form of FCC Opinion

                        NORTHLAND CABLE TELEVISION, INC.

                                  $110,000,000

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT is dated as of August , 2000, among NORTHLAND CABLE TELEVISION, INC., a Washington corporation ("Borrower"), the Lenders from time to time party hereto or to an Assignment and Acceptance, BANK OF MONTREAL, as a Lender and as Syndication Agent, US BANK, NATIONAL ASSOCIATION as a Lender and as Co-Documentation Agent, GENERAL ELECTRIC CAPITAL CORPORATION as a Lender and as Co-Documentation Agent, and BANK OF AMERICA, N.A., a national banking association, as a Lender, Issuing Bank, and Administrative Agent.

                                   BACKGROUND

        Lenders have been requested to provide to Borrower (i) a $35 million 364-day revolving credit loan with a term out option, (ii) a $40 million revolving credit facility with a $5 million letter of credit sublimit, (iii) a $35 million term loan, and (iv) a $50 million uncommitted credit facility.

                                    AGREEMENT

        NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

        1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

        "Administrative Agent" means Bank of America, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

         "Advance" means a Revolver A Advance, a Revolver B Advance, or a Term Loan Advance.

             "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

        "Affiliate Acquisition" means the acquisition of (a) the all of the capital stock, partnership interest, limited liability company interest or other ownership interest or (b) all or a portion of the assets of an Affiliate by the Borrower.

        "Agreement" means this Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

        "Annualized Operating Cash Flow" means, as of any date of determination, the product of (a) Operating Cash Flow for Borrower's and its Subsidiaries' most recently ended fiscal quarter, times (b) four.

        "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas. Borrower agrees that the provisions of Chapter 303 of the Texas Finance Code, as amended, shall not apply to the Advances hereunder.

        "Applicable Margin" means with respect to the Base Rate Advances under the Facility, 1.75% per annum and (ii) with respect to LIBOR Advances, 2.75% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from Borrower of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from Borrower of a Compliance Certificate, demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or Event of Default or if the Leverage Ratio shall at any time exceed or equal 6.75 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition, subject to Section 2.08 hereof;

provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if Borrower fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition, subject to Section 2.08 hereof, until the date which is three Business Days after the Administrative Agent receives financial statements from Borrower which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.



                                   COLUMN A      COLUMN B
Leverage Ratio                     Base Rate       LIBOR
--------------                     ---------     --------
Greater than or equal
 to 6.50 to 1.00                     1.75%        2.75%

Greater than or equal to
6.00 to 1.00 but less than
6.50 to 1.00                         1.50%        2.50%

Greater than or equal to
5.50 to 1.00 but less than
6.00 to 1.00                         1.25%        2.25%

Greater than or equal to
5.00 to 1.00 but less than
5.50 to 1.00                         1.00%        2.00%

Greater than or equal to
4.50 to 1.00 but less than
5.00 to 1.00                         0.75%        1.75%

Greater than or equal to
4.00 to 1.00 but less than
4.50 to 1.00                         0.50%        1.50%


Less than 4.00 to 1.00               0.25%        1.25%

        "Application" means any stand-by letter of credit application delivered to Administrative Agent for or in connection with any Stand-By Letter of Credit pursuant to Article III hereof, in Administrative Agent's standard form for stand-by letters of credit.

        "Asset Sale" means any sale, disposition, liquidation, conveyance or transfer by Borrower or any Borrower Subsidiary of any Property (or portion thereof) or an interest (other than Permitted Liens or a Lien granted to the Administrative Agent on behalf of the Lenders) therein, other than in the ordinary course of business.

        "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit G hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

        "Auditor" means Arthur Andersen LLC, or other independent certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent.

        "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, CATV Franchises, FCC Licenses and Pole Agreements.

        "Authorized Officer" means any officer authorized by Borrower from time to time of which the Administrative Agent has been notified in writing.

        "BankAffiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

        "Base Rate Advance" means an Advance bearing interest at the Base Rate.

        "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the sum of the Applicable Margin plus the greater of (i) the Federal Funds Rate plus .50% and (ii) the rate of interest as then in effect announced publicly by Bank of America, N.A. from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by Bank of America, N.A. from time to time) and (b) the Highest Lawful Rate. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

        "Borrowing" means a borrowing under the Facility of the same Type made on the same day.

        "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

        "Business Day" means a day of the year on which banks are not required or authorized to close in Seattle, Washington and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, London, England.

        "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing.

        "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

        "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership, and each membership interest in any Person that is a limited liability company.

        "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $300,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the FDIC, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc.

        "CATV Franchise" means, collectively, with respect to Borrower and its Subsidiaries (a) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority pursuant to which a Person has the right or license to operate a CATV System, (b) any Pole Agreement, and (c) any legislation, regulation, bill, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any FCC License or franchise, license, permit, wire agreement or easement described in clause (a) of this definition.

        "CATV System" means any cable distribution system owned or acquired by Borrower or any of its Subsidiaries which receives or when operational, will receive, audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to persons who pay to receive such signals, which such CATV Systems are described on Schedule 1.01 hereto, together with any other CATV System acquired by Borrower or any Subsidiary owned by Borrower or any Subsidiary from time to time.

        "Change of Control" means the occurrence of any of the following: (a) any Person other than an Affiliate of the Borrower (an "Unrelated Person"), together with any Affiliates thereof that are also Unrelated Persons, (i) acquires or acquire (whether through legal or beneficial ownership, by contract or otherwise), directly or indirectly, the right to vote more than 45% of the total voting power of all classes of voting stock of either the Borrower or the Parent or (ii) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the board of directors of the Borrower or the Parent such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the board of directors of either the Borrower or the Parent, (b) the first day on which the Parent ceases to own a majority of the outstanding equity interests of the Borrower, (c) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (d) the Borrower consolidates with, or merges into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Borrower is converted into or exchanged for voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance, or (e) John Whetzell shall cease to serve the Borrower as chairman of the board. For purposes of this definition, "Person" includes any "group" as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and "beneficial ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934.

        "Closing Date" means the date hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

        "Collateral" means all "collateral" referred to in any Loan Paper and all other property which is or may be subject to a Lien in favor or for the benefit of Administrative Agent on behalf of Lenders or any Lender to secure the Obligations, including, without limitation, "Collateral" as defined in Section 2.15(a) hereof.

        "Commitment" means, in the aggregate, the Revolver A Commitment, the Revolver B Commitment and the Term Loan Commitment.

        "Commitment Fee" means the fee described in Section 2.10(a) hereof.

        "Compliance Certificate" means a certificate of an Authorized Officer of Borrower, in the form of Exhibit D hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Sections 7.01 hereof.

        "Consequential Loss," with respect to (a) Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agents' prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) hereof or Section 2.09 hereof, or (c) any of the circumstances specified in Section 2.04 hereof and Section 2.05 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04 hereof and Section 2.05 hereof, which amount shall be the sum of
(i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

        "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

        "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

        "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

        "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Conversion Date" means, with respect to the Revolver A Loan, the date upon which (if any) the Revolver A Loan converts from a revolving loan to a term loan, in accordance with the terms of Section 2.16(b) hereof.

        "Conversion Option" means, with respect to the Revolver A Loan, the option that may be exercised by the Borrower on the Option Date or the Extension Final Maturity in accordance with the terms of Section 2.16(b) hereof, to convert the Revolver A Loan to a term loan.

        "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

        "Converted Term Loan" has the meaning set forth in Section 2.16(b) hereof.

        "Cumulative Leakage Index" means the permitted index or range of radiation leakage computed in accordance with the rules of the FCC and applicable to CATV Systems.

        "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

        "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person secured by a Lien on any assets or property of any Person, and (e) Intercompany Notes.

        "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

        "Default" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

        "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest, capital stock, membership interest or other equity interest of such Person.

        "Eligible Assignee" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; or (c) any other entity approved by both Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section
10.04 hereof, Borrower, such approval not to be unreasonably withheld or delayed by Borrower or Administrative Agent and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

        "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or
(b)
circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous federal, or state or local, Laws in effect from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

        "ERISA Affiliate" means any Person, that for purposes of Title IV of ERISA is a member of the Controlled Group of the Borrower, any Obligor, or any Subsidiary or is under common control with Borrower, any Obligor, or any Subsidiary, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

        "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC with respect to a Plan, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (e) the adoption of an amendment to a Plan by the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

        "Event of Default" means any of the events specified in Section 8.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

        "Extension Final Maturity" means, with respect to the Revolver A Loan, the earlier of (a) the Maturity Date and (b) that date which is 364 days after the Option Date on which the Borrower and the Revolver A Lenders agree in writing to an Extension Option.

        "Extension Option" means, with respect to the Revolver A Loan, that option that may be exercised by the Borrower and agreed to by the Revolver A Lenders in accordance with the terms of Section 2.16 hereof, to extend the Revolver A Loan an additional 364 day period beyond the Option Date.

        "Facility"means the Revolver A Loan, the Revolver B Loan, and the Term Loan evidenced by this Agreement and the Loan Papers.

        "FCC" means the Federal Communications Commission and any successor thereto.

        "FCC License" means any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

        "Fee Letters" means those certain letter agreements addressed to Borrower and acknowledged by Borrower describing certain fees payable to the Administrative Agent and/or the Lenders in connection with this Agreement and the credit facility, as such letter agreements may be amended, modified, substituted or replaced with the consent of Borrower and the Administrative Agent and/or the Lenders, as appropriate.

        "Fixed Charge Coverage Ratio" means the ratio of Operating Cash Flow for the most recently completed fiscal quarter to Fixed Charges for the most recently completed fiscal quarter.

        "Fixed Charges" means the sum of scheduled payments of principal on Debt for Borrowed Money plus cash interest expense plus Capital Expenditures plus cash taxes plus cash dividends.

        "Funded Debt" means, without duplication, with respect to any Person, all Debt of such Person, determined on a consolidated basis and measured in accordance with GAAP that is either (a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (c) Capital Lease obligations (without duplication), (d) Reimbursement Obligations relating to letters of credit, (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with Interest Hedge Agreements with other Persons, (h) payments due under Non-Compete Agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payable that are less than 90 days old and any thereof that are being contested in good faith).

        "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

        "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in Debt).

        "Guarantors" means each Subsidiary and each other Person from time to time guaranteeing payment of the Obligations to the Administrative Agent and Lenders. "Hazardous Materials" means all materials subject to regulation under any Environmental Law, including without limitation materials listed in 49 C.F.R. Section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

        "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

        "Highest Lawful Rate" at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a) (i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance

Code, as amended, or (ii) if available in accordance with the terms thereof and at Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b) (i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%) per annum, or
(ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight (28%) per annum.

        "Indemnitees" has the meaning ascribed thereto in Section 6.09 hereof.

        "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after Borrower has satisfied each of the conditions set forth in Section 4.01, and Section 4.02 hereof (or any such condition shall have been waived by each Lender).

        "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

        "Intercompany Notes" means all promissory notes payable to Borrower or any Subsidiary of the Borrower by Borrower or any Subsidiary of Borrower and those promissory notes described on Schedule 5.08b hereto, as such notes may be amended, modified, extended, renewed, substituted or replaced from time to time.

        "Interest Coverage Ratio" means as of any date of determination, the ratio of (a) Operating Cash Flow for the most recently completed fiscal quarter of Borrower and its Subsidiaries to (b) Total Cash Interest Expense for the most recently completed fiscal quarter of Borrower and its Subsidiaries.

        "Interest Hedge Agreements" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, in form and substance acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing) as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

        "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, two, three or six months thereafter (as Borrower shall select) provided, however, that:

               (a) Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

               (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

        "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

        "Issuing Bank" means Bank of America, N.A., in its capacity as the issuer of Letters of Credit under Article III hereof.

        "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

        "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances.

        "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to Borrower and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

        "Letters of Credit" means the irrevocable standby and commercial letters of credit issued by Issuing Bank under and pursuant to Article III hereof, as each may be amended, modified, substituted, increased, replaced, renewed or extended from time to time.

        "Letter of Credit Commitment" means an amount equal to the lesser of (a)
(i) the Revolver B Commitment minus (ii) all Revolver B Advances then outstanding plus the undrawn portion of all outstanding Letters of Credit plus Reimbursement Obligations and (b) $5,000,000.

        "Leverage Ratio" means as of any date of determination, the ratio of (a) Total Debt of Borrower and the Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow.

        "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

        "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefore, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin, plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

        "LIBOR Reserve Percentage" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

        "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses, unless the failure to obtain, retain, or comply with same would not constitute a Material Adverse Change.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

        "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

        "Loan Papers" means this Agreement; the Notes; Interest Hedge Agreements executed among the Borrower and any Lender or Bank Affiliate; all Pledge Agreements; all Security Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; all Intercompany Notes; all pledge agreements pledging certain of the Intercompany Notes to the Lenders; all Subordination Agreements executed by any Person in connection with this transaction, all Letters of Credit, all Applications and all documentation related to any Letter of Credit; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof; and all other documents, instruments, agreements or certificates executed or delivered by the Borrower, the Parent or any Subsidiary of the Borrower, as security for Borrower's obligations hereunder, in connection with the loans to Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

        "Majority Lenders" means any combination of Lenders having at least 66.66% of the aggregate amount of Advances under the Facility; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.66% of the Facility.

        "Management Agreement" means that certain management agreement between Borrower and Parent, dated as of August 23, 1994.

        "Management Fees" means fees payable by the Borrower to Parent pursuant to the terms of the Management Agreement as permitted under Section 7.06 hereof.

        "Material Adverse Change" means any circumstance or event that (a) is material and adverse to the financial condition, business, results of operations or Properties of the Borrower and its Subsidiaries taken as a whole, (b) materially and adversely affects the validity or enforceability of any material Loan Paper or (c) causes or could reasonably be expected to cause an Event of Default.

        "Maturity Date" means June 30, 2007, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

        "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

        "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

        "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Borrower, any Subsidiary of Borrower, or any ERISA Affiliate and at least one Person other than Borrower, any Subsidiary of Borrower, and any ERISA Affiliate, or (b) was so maintained and in respect of which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        "NCC" means Northland Communications Corporation, a Washington corporation and its successors and assigns.

        "NCC Note" means that certain note owed by NCC and created as a result of an Affiliate Acquisition, in a maximum principal amount of $5,000,000.

        "Net Proceeds" means the gross proceeds received by Borrower or any Subsidiary of the Borrower in connection with or as a result of any Asset Sale, minus (so long as each of the following are estimated in good faith by Borrower or such Subsidiary and certified to the Lenders in reasonable detail by an Authorized Officer) (a) amounts paid or reserved in good faith, if any, for taxes payable with respect to such Asset Sale in an amount equal to the tax liability of Borrower or any Subsidiary of the Borrower in respect of such sale (taking into account all other tax benefits of each of the parties) and (b) reasonable and customary transaction costs payable by Borrower or any Subsidiary of the Borrower related to such sale.

        "Northland Indenture" means that 10 1/4% senior subordinated note indenture between Northland Cable Television, Inc. and Harris Trust Company of California dated November 12, 1997.

        "Note" means each and "Notes" means (a) all promissory notes of Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Revolver A Loan, in substantially the form of Exhibit A hereto, (b) all promissory notes of Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Revolver B Loan, in substantially the form of Exhibit B hereto and (c) all promissory notes of Borrower evidencing the Advances and obligations owing hereunder to each Lender under the Term Loan, in substantially the form of Exhibit C hereto, each payable to the order of each Lender, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

        "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower, the Parent or any Subsidiary of the Borrower to Lenders, Administrative Agent or any Bank Affiliate arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders or any Bank Affiliate in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, provided that the definition of Obligations as used in this Agreement shall specifically include (i) all amounts owed by the Borrower, the Parent or any Subsidiary of the Borrower pursuant to the terms of any Interest Hedge Agreement entered into by the Borrower with the Administrative Agent, any Lender or any Bank Affiliate, plus (ii) all amounts owed any Bank Affiliate in accordance with the terms of Section 2.13 hereof. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, the Parent or any Subsidiary of the Borrower and any other Person (other than Administrative Agent or Lenders) to Administrative Agent, Lenders or any Bank Affiliate under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, the Parent or any Subsidiary of the Borrower or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, the Parent or any Subsidiary of the Borrower or any other Person under any Debtor Relief Law).

        "Operating Cash Flow" means for any fiscal quarter of Borrower and its Subsidiaries, Borrower's and its Subsidiaries' net income for such period, plus
(a) Taxes, plus (b) interest expense, plus (c) the sum of depreciation, amortization expense and other non-cash charges for such period, plus (d) deferred Management Fees accrued but not paid during such period pursuant to the Management Agreement, all calculated on a consolidated basis in accordance with GAAP, minus (e) deferred previous period Management Fees paid in cash.

        "Operating Leases" means operating leases, as defined in accordance with GAAP.

        "Option Date" means, with respect to the Revolver A Loan for the 364 day period after the Closing Date, August __, 2001.

        "Parent" means Northland Telecommunications Corporation, a Washington corporation.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

        "Permitted Liens" means

(a) those imposed by the Loan Papers;

(b) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

(c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

(d) mechanics', workmen's, carriers, warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

(e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of Borrower or Borrower's Subsidiaries;

(f) Liens or attachments, judgments or awards against Borrower or any of Borrower's Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of Borrower or such Borrower Subsidiary;

(g) statutory Liens in favor of lessors arising in connection with Property leased to Borrower or any Borrower Subsidiary; and

(h) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of Borrower or such Borrower Subsidiary.

(i) "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

(j) "Plan" means a Single Employer Plan or a Multiple Employer Plan.

(k) "Pledge Agreement" means each Pledge Agreement whereby the Pledged Interests are pledged to Administrative Agent to secure the Obligations, as such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

(l) "Pledged Interests" means (a) a first perfected security interest in 100% of the Capital Stock of Borrower and 100% of the Capital Stock of the Borrower's Subsidiaries; (b) a first perfected security interest in the Intercompany Notes payable to Borrower and (c) Investments owned by Borrower and its Subsidiaries described on Schedule 5.13 hereto.

(m) "Pole Agreement" means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any CATV System.

(n) "Pro Forma Total Debt Service" means on any date of determination for Borrower and its Subsidiaries on a consolidated basis, the sum of Total Interest Expense payable in cash for the 12-month period following the date of determination plus required scheduled principal payments on Total Debt for the 12-month period following the date of determination; provided that, to determine Total Interest Expense for the 12-month period following the date of determination for any floating rate Total Debt, the projected interest rate shall be the weighted average of the interest rates on the Obligations in effect on the date of determination.

(o) "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

(p) "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

(q) "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on September 30, 2000.

(r) "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

(s) "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any portion thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

(t) "Regulatory Change" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

(u) "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by Borrower.

(v) "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.


(w) "Restricted Payments" means, for the Borrower or any Subsidiary of the Borrower, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of, Capital Stock or other securities, of the Borrower and its Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), except such dividends that are paid with common equity securities of the Borrower; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower or any Subsidiary of the Borrower to any other Affiliate of the Borrower (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), but specifically excluding any consulting fees payable by the Borrower or any Subsidiary of the Borrower to a Person that is not an Affiliate of the Borrower, (c) loans or advances to employees and/or shareholders of the Borrower or any Subsidiary of the Borrower; (d) payments of principal and/or interest, or the setting aside of funds with respect thereto, of any Total Debt except the Obligations; and (e) dividends, distributions, redemptions, repurchases or defeasance of any preferred stock issuance (or the setting aside of any funds to do so).

(x) "Revolver A Advance" means any advance made under the Revolver A Loan, and such term shall include the Converted Term Loan from and after the Conversion Date.

(y) "Revolver A Commitment" means, with respect to the Revolver A Loan, $35,000,000, as reduced from time to time pursuant to Section 2.04 and Section
2.06 hereof.

(z) "Revolver A Commitment Fee" means the fee described in Section 2.10(a)(i) hereof.

(aa) "Revolver A Determining Lenders" has the meaning set forth in Section 2.16(a) hereof.

(bb) "Revolver A Loan" means the loan made by Lenders pursuant to Section 2.01(a) of this Agreement.

(cc) "Revolver A Note" means each Note of the Borrower evidencing Revolver A Advances under the Revolver A Loan hereunder, substantially in the form of Exhibit A hereto, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

(dd) "Revolver A Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver A Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

(ee) "Revolver B Advance" means any advance made under the Revolver B Loan.

(ff) "Revolver B Commitment" means, with respect to the Revolver B Loan, $40,000,000, plus any increase to such amount effected by the Borrower from time to time in accordance with the terms of Section 2.17 hereof, and minus any reduction of such amount effected by the Borrower from time to time in accordance with the terms of Section 2.04 and Section 2.06 hereof.

(gg) "Revolver B Commitment Fee" means the fee described in Section 2.10(a)(ii) hereof.

(hh) "Revolver B Loan" means the loan made by Lenders pursuant to Section 2.01(b) of this Agreement.

(ii) "Revolver B Note" means each Note of the Borrower evidencing Revolver B Advances hereunder, substantially in the form of Exhibit B hereto, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

(jj) "Revolver B Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Revolver B Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

(kk) "Rights" means rights, remedies, powers, and privileges.

(ll) "Security Agreement" means the Security Agreement, duly executed by Borrower, in substantially the form of Exhibit C hereto, appropriately completed, as such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

(mm) "Senior Debt" means Total Debt minus Subordinated Debt.

(nn) "Senior Leverage Ratio" means, as of any date of determination, the ratio of Senior Debt on such date of determination to Annualized Operating Cash Flow.

(oo)  "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of Borrower or any ERISA Affiliate.

(pp) "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

(qq) "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by the Administrative Agent from time to time.


(rr) "Subordinated Debt" means notes issued under the Northland Indenture and all other Debt subordinated to the Debt evidenced by this Agreement, in form and substance acceptable to the Administrative Agent.

(ss) "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust, estate or other legal entity of which (or in which) more than 50% of:

               (a) the outstanding Capital Stock or other equity interests of such corporation having voting power to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

               (b) the interest in the capital or profits of such partnership, limited liability company or joint venture,

               (c) the beneficial interest of such trust or estate, or

               (d) the equity interest of such other legal entity

        is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

        "System" or "Systems" means the CATV Systems listed on Schedule 1.01 hereto, and any and all other CATV Systems acquired or owned by Borrower or any Subsidiary of the Borrower from time to time.

        "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

        "Term Loan Advance" means any advance made under the Term Loan.

        "Term Loan Commitment" means, with respect to the Term Loan, $35,000,000.

        "Term Loan" means the loan made by Lenders pursuant to Section 2.01(c) of this Agreement.

        "Term Loan Note" means each Note of the Borrower evidencing Term Loan Advances under the Term Loan hereunder, substantially in the form of Exhibit H hereto, together in each case, with any extension, renewal or amendment thereof, or substitution therefor.

        "Term Loan Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Term Loan Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance or (ii) in any amendment to this Agreement.

        "Total Cash Interest Expense" means all Total Interest Expense payable in cash.

        "Total Debt" means, without duplication, with respect to Borrower and its Subsidiaries, the sum of all Funded Debt of Borrower and its Subsidiaries, excluding Debt evidenced by the Intercompany Notes which such Debt is subject to a Subordination Agreement, calculated on a consolidated basis in accordance with GAAP.

        "Total Debt Service" means on any date of determination for Borrower and its Subsidiaries on a consolidated basis, the sum of Total Cash Interest Expense for the 12-month period completed on the day before the date of determination plus required scheduled principal payments on Total Debt for the 12-month period completed on the day before the date of determination.

        "Total Interest Expense" means as of any date of determination for any period of calculation, all Borrower's and the Borrower's Subsidiaries consolidated interest expense included in a consolidated income statement (without deduction of interest income) of Borrower and its consolidated Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, excluding interest expense on the Intercompany Notes, but including without limitation or duplication (or, to the extent not so included, with the addition of) (a) the amortization of Debt discounts; (b) any fees or expenses with respect to letters of credit, bankers' acceptances or similar facilities;
(c) fees and expenses with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (d) preferred stock Distributions for Borrower and its consolidated Subsidiaries declared and payable in cash.

        "Total Specified Percentage" means, as to any Lender on any date of determination, the percentage that such Lender's maximum dollar commitment to lend under the aggregate Loans on such date, bears to the sum of the Revolver A Commitment plus the Revolver B Commitment plus the Term Loan Commitment. If all or any portion of the Commitments have been terminated or expired, Total Specified Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

        "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

        "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

        "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

        "Unused Revolver A Commitment" means, on any date of determination, the Revolver A Commitment in effect on such date, minus all outstanding Revolver A Advances made under the Revolver A Loan on such date.

        "Unused Revolver B Commitment" means, on any date of determination, the Revolver B Commitment in effect on such date, minus all outstanding Revolver B Advances plus the undrawn portion of outstanding Letters of Credit plus Reimbursement Obligations made under the Revolver B Loan on such date.

        "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

        1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Borrower, the Parent and the Subsidiaries of the Borrower, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, all references to time are deemed to be Seattle, Washington time.

                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

        2.01. Loans.

               (a) Revolver A Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving Revolver A Advances available to the Borrower on a Business Day during the period from the Closing Date to the Option Date (or the Extension Final Maturity if the Borrower exercised its Extension Option in accordance with the terms of Section 2.16(a) hereof), in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver A Specified Percentage of the difference between the Revolver A Commitment and the sum of Revolver A Advances then outstanding. On the Conversion Date all outstanding Revolver A Advances shall convert to a term loan in the amount of the outstanding Revolver A Advances outstanding on the Conversion Date and such term loan shall be due and payable in accordance with the amortization schedule contained in
        Section 2.06(a) hereof.

        Subject to the terms and conditions of this Agreement, until the earlier of the (x) Option Date (or the Extension Final Maturity if the Borrower exercised its Extension Option in accordance with the terms of Section 2.16(a) hereof) and (y) Conversion Date, the Borrower may borrow, repay and reborrow the Revolver A Advances; provided, however, that at no time shall the sum of all outstanding Revolver A Advances exceed the Revolver A Commitment. After the Conversion Date, no Advances will be available under the Revolver A Loan except Refinancing Advances.

               (b) Revolver B Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Revolver B Advances to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Revolver B Specified Percentage of the difference between the Revolver B Commitment and the sum of (without duplication) (i) the undrawn face amount of all outstanding Letters of Credit, plus (ii) Reimbursement Obligations under
        Article III hereof, plus (iii) Revolver B Advances then outstanding. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolver B Advances; provided, however, that at no time shall the sum of (without duplication) (A) all outstanding Revolver B Advances, plus (B) the undrawn face amount of all outstanding Letters of Credit, plus (C) Reimbursement Obligations under
        Article III hereof, exceed the Revolver B Commitment.

               (c) Term Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make a Term Loan Advance to the Borrower on the Closing Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Term Loan Specified Percentage of the Term Loan Commitment. Any Term Loan Advance that is repaid may not be reborrowed, other than Refinancing Advances.

        2.02. Making Advances.

        (a) Revolver A Advances Prior to the Conversion Date, Revolver B Advances and Term Loan Advances. Each Borrowing of Revolver A Advances prior to the Conversion Date, Revolver B Advances and the Term Loan Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 10:00 a.m. pacific time three Business Days prior to the date of the proposed Borrowing, in the case of Advances which are LIBOR Advances and
(ii) 9:00 a.m. pacific time on the date of such Borrowing, in the case of Advances which are Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

                      (i) the date of such proposed Borrowing, which shall be a Business Day, and whether such Borrowing will be under the Revolver A Loan prior to the Conversion Date, the Revolver B Loan, or, in the case of an Advance on the Closing Date under the Term Loan;

                      (ii) the Type of Advances of which the Borrowing is to be comprised;

                      (iii) the amount of such proposed Borrowing which, (A) with respect to Advances drawn under (I) prior to the Conversion Date, the Revolver A Loan, shall not exceed the unused portion of the Revolver A Commitment, (II) the Revolver B Loan, shall not exceed the unused portion of the Revolver B Commitment minus the undrawn face amount of all outstanding Letters of Credit and Reimbursement Obligations under
        Article III hereof, and (III) the Term Loan, shall not exceed the unused portion of the Term Loan Commitment and (B) shall (I) in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Revolver A Commitment or the Revolver B Commitment, respectively), and (II) in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof; and

                      (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

If the Borrowing Notice fails to specify (a) whether such Borrowing is under the Revolver A Loan or the Revolver B Loan, then such Borrowing shall be deemed to be made under the Revolver B Loan, (b) whether such Borrowing is to be a Base Rate Advance or a LIBOR Advance, then such Borrowing shall be deemed to be a Base Rate Advance, or (c) the duration of the initial Interest Period for any Borrowing or Refinancing Advance, as applicable, comprised of LIBOR Advances, such Interest Period shall be one month. Administrative Agent shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. pacific time on the date of each Advance under the Revolver A Loan, the Revolver B Loan and the Term Loan hereunder (other than a Refinancing Advance), make available to Administrative Agent by wire to Bank of America, ABA No. 111 0000 12, Acct.
Name: Corporate FTA, Acct No.: 3750836479, Attn: Chanita Moore, Re: Northland Cable Television, such Lender's Applicable Specified Percentage of the aggregate Advances under the respective Loan requested, to be made on that day in immediately available funds.

        (b) Availability of Funds. Unless any applicable condition specified in
Article IV has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by either (i) wiring such amounts pursuant to any wiring instructions, or (ii) depositing such amount in the account of the Borrower at the

Administrative Agent, in each case as specified by the Borrower to the Administrative Agent in writing.

        (c) Number of Interest Periods and Maximum Borrowings. After giving effect to any Borrowing, (i) there shall not be more than seven different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances under (A) the Revolver A Loan, shall not exceed the Revolver A Commitment, (B) the Revolver B Loan plus the sum of the outstanding face amount of the Letters of Credit, and (without duplication) Reimbursement Obligations under Article III shall not exceed the Revolver B Commitment, and
(C) the Term Loan shall not exceed the Term Commitment.

        (d) Interest Period Limitations. No Interest Period applicable to any Advance shall extend beyond the Maturity Date. Prior to the Conversion Date, no Interest Period for any Revolver A Advance shall extend beyond the Conversion Date, unless the Borrower has elected to exercise its Conversion Option.

        (e) Reliance by Administrative Agent. Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Applicable Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

        (f) Failure by Lender to Make Advance. The failure by any Lender to make available its Applicable Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Applicable Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

        (g) Indemnification. The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for an Advance, the conditions to the Advance set forth herein (including a Refinancing Advance) or (ii) the Borrower's requesting that an Advance (including a Refinancing Advance) not be made on the date specified in the Borrowing Notice.

        2.03. Evidence of Indebtedness.

        (a) The obligations of the Borrower with respect to (i) the Revolver A Advances made by each Lender shall be evidenced by a Note in the form of Exhibit A hereto and in the amount of such Lender's Revolver A Specified Percentage of $35,000,000, (ii) the Letters of Credit and all Advances under the Revolver B Loan made by each Lender shall be evidenced by a Note in the form of Exhibit B hereto and in the amount of such Lender's Revolver B Specified Percentage of $40,000,000 (as the same may be modified pursuant to Section 10.04 hereof), and
(iii) the Term Loan made by each Lender shall be evidenced by a Note in the form of Exhibit H hereto and in the amount of the sum of such Lender's Term Loan Specified Percentage of $35,000,000 (as the same may be modified pursuant to Section 10.04 hereof).

        (b) Absent manifest error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

        2.04.  Reduction of Commitment.

        (a) Voluntary Commitment Reduction. Borrower shall have the right from time to time upon notice by Borrower to the Administrative Agent not later than 1:00 p.m., five Business Days in advance, to reduce the Commitment, in whole or in part; provided, however, that Borrower shall pay the accrued commitment fee on the amount of such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction.

        (b)  Mandatory Commitment Reduction.

                      (i) Scheduled Reduction. The Revolver A Commitment shall be reduced to zero on the Conversion Date.

                      (ii) Term Loan. The Term Loan Commitment shall be reduced to zero after the initial Advance on the Closing Date

                      (iii) Asset Sales. On the date of any Asset Sale of Borrower or any Subsidiary of the Borrower, the Commitment shall be automatically and permanently reduced by an amount equal to 100% of the Net Proceeds in accordance with the prepayment provisions of Section 2.05(b)(i). On such date, Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such Commitment reduction and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

        (c) Commitment Reductions, Generally.

               (i) Revolver A Commitment. To the extent that the sum of the aggregate outstanding Advances under the Revolver A Loan exceeds the Revolver A Commitment after any reduction thereof, Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this
        Section 2.04, the Revolver A Commitment may not be increased or reinstated.

               (ii) Revolver B Commitment. To the extent the sum of (i) the aggregate outstanding Advances under the Revolver B Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all Reimbursement Obligations related to any draw on any Letter of Credit, exceed the Revolver B Commitment after any reduction thereof, Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, the Revolver B Commitment may not be increased or reinstated.

        2.05. Prepayments.

        (a) Optional Prepayments. Borrower may, upon written notice received by Administrative Agent by 10 a.m. pacific time at least two Business Days prior to such prepayment, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 10:00 a.m. pacific time on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

        (b) Mandatory Prepayments.

               (i) Asset Sales. No more than ten days after the date of any Asset Sale of Borrower or any Subsidiary of the Borrower, Borrower shall make a mandatory prepayment as provided in Section 2.05(c) hereof, and the Term Loan, as reduced by any such prepayment, shall be automatically and permanently reduced, by an amount equal to 100% of the Net Proceeds to the extent that such Net Proceeds are not reinvested in similar assets within 360 days of such sale. No more than ten days after the date of any such sale, Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such prepayment and reduction of the all commitments in the aggregate and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds, and a statement of whether the Borrower intends to reinvest such Net Proceeds within 360 days of such sale.

               (ii) Issuance of Debt. On the date of any issuance of Debt by the Borrower or its Subsidiaries other than Capitalized Leases, Subordinated Debt, purchase money Debt, and the first $5,000,000 of other Debt issued during the term of this Agreement, Borrower shall make a mandatory prepayment as provided in Section 2.05(c) hereof, and the Term Loan, as reduced by any such prepayment, shall be automatically and permanently reduced, by an amount equal to 100% of the Net Proceeds. On the date of any such issuance, Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such prepayment and reduction of the all commitments in the aggregate and, with respect to the issuance of Debt giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

        (c) Prepayments, Generally. All prepayments of Advances under the Revolver A Loan, the Revolver B Loan and the Term Loan made solely pursuant to this Section 2.05 shall cause the Revolver A Commitment, the Revolver B Commitment, and the Term Loan to be reduced. Each prepayment applied to prepay Advances under the Term Loan and reductions in the Revolver A Commitment and the Revolver B Commitment shall be applied to prepay installments of Advances and reductions of Commitments together with interest accrued thereon in the inverse order of maturities or Commitment reductions. Each such prepayment of Advances shall permanently reduce the Term Loan, the Revolver A Commitment, and the Revolver B Commitment, respectively. Any prepayment of Advances pursuant to this
Section 2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility. All such prepayments shall be applied as follows: (i) 12.5% of such Net Proceeds to permanently reduce the Revolver A Commitment (or after the Conversion Date, to prepay scheduled principal payments in inverse order of maturity); (ii) 12.5% of such Net Proceeds to permanently reduce the Revolver B Commitment in inverse order of such Revolver B Commitment reduction; and (iii) 75% of such Net Proceeds to prepay scheduled principal payments of the Term Loan, applied on a pro rata basis to each scheduled installment of principal of the Term Loan set forth in
Section 2.06(c) that is unpaid at the time of such prepayment.

        2.06. Repayment.

        (a) The Revolver A Loan. On the date of a reduction of the Revolver A Commitment pursuant to Section 2.04 hereof, to the extent the sum of the aggregate outstanding Advances under the Revolver A Loan outstanding on the date of reduction exceeds the Revolver A Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance. So long as no Default or Event of Default is in existence or occurs as a result thereof and Borrower has satisfied the applicable requirements under Article IV hereof, Advances outstanding under the Revolver A Loan on the Conversion Date may be repaid with the proceeds of Advances under the Converted Term Loan. In addition to any Revolver A Commitment reduction provided above, Revolver A Advances shall be due 364 days after the Closing Date, unless the Extension Option has been exercised, in which case Revolver A Advances shall be due 364 days after the Option Date, and unless the Conversion Option has been exercised, in which case Revolver A Advances shall be due in principal installments as follows:

        Dates                                      Amount of  Payment
        -----                                      ---------  -------
        September 30, 2003                                $  875,000
        December 31, 2003                                 $  875,000
        March 31, 2004                                    $1,312,500
        June 30, 2004                                     $1,312,500
        September 30, 2004                                $1,312,500
        December 31, 2004                                 $1,312,500
        March 31, 2005                                    $1,750,000
        June 30, 2005                                     $1,750,000
        September 30, 2005                                $1,750,000
        December 31, 2005                                 $1,750,000
        March 31, 2006                                    $2,625,000
        June 30, 2006                                     $2,625,000
        September 30, 2006                                $2,625,000
        December 31, 2006                                 $2,625,000
        March 31, 2007                                    $5,250,000
        June 30, 2007                                     $5,250,000
                                                          plus all other outstanding
                                                          Obligations

        (b) The Revolver B Loan. (i) On the date of a reduction of the Revolver B Commitment pursuant to Section 2.04 hereof, to the extent the sum of (A) the aggregate outstanding Advances under the Revolver B Loan plus (B) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (C) without duplication, all Reimbursement Obligations related to any draw on any Letter of Credit, outstanding on the date of reduction exceeds the Revolver B Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance and (ii) Advances outstanding under the Revolver B Loan and all Reimbursement Obligations from any draw on any Letter of Credit are due and payable in full on the Maturity Date. In addition to any Revolver B Commitment reduction provided above, the Revolver B Commitment shall also be reduced according to the following schedule:

        Dates                                             Amount of Commitment Reduction
        -----                                             ------------------------------
        September 30, 2003                                $1,000,000
        December 31, 2003                                 $1,000,000

        March 31, 2004                                    $1,500,000
        June 30, 2004                                     $1,500,000
        September 30, 2004                                $1,500,000
        December 31, 2004                                 $1,500,000

        March 31, 2005                                    $2,000,000
        June 30, 2005                                     $2,000,000
        September 30, 2005                                $2,000,000
        December 31, 2005                                 $2,000,000

        March 31, 2006                                    $3,000,000
        June 30, 2006                                     $3,000,000
        September 30, 2006                                $3,000,000
        December 31, 2006                                 $3,000,000

        March 31, 2007                                    $6,000,000
        June 30, 2007                                     $6,000,000
                                                          plus all other outstanding
                                                          Obligations


        (c) The Term Loan. Borrower shall repay Advances under the Term Loan in quarterly installments payable to Administrative Agent for the Ratable account of Lenders, commencing on September 30, 2003, in the following payment amounts due and payable on the following dates set forth below:

        Dates                                             Amount of Payment
        -----                                             -----------------
        September 30, 2003                                $  875,000
        December 31, 2003                                 $  875,000

        March 31, 2004                                    $1,312,500
        June 30, 2004                                     $1,312,500
        September 30, 2004                                $1,312,500
        December 31, 2004                                 $1,312,500

        March 31, 2005                                    $1,750,000
        June 30, 2005                                     $1,750,000
        September 30, 2005                                $1,750,000
        December 31, 2005                                 $1,750,000

        March 31, 2006                                    $2,625,000
        June 30, 2006                                     $2,625,000
        September 30, 2006                                $2,625,000
        December 31, 2006                                 $2,625,000

        March 31, 2007                                    $5,250,000
        June 30, 2007                                     $5,250,000
                                                          plus all other outstanding
                                                          Obligations

        (c) Other Obligations. All Obligations not otherwise due and payable under Section 2.06(a) and Section 2.06(b) above shall be due and payable in full on the Maturity Date.

        2.07. Interest. Subject to Section 2.08 below, Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates:

               (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

               (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

               (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

        2.08. Default Interest. During the continuation of any Event of Default, Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder for each Advance equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 2.00%.

        2.09.  Continuation and Conversion Elections.

        (a) Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                      (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into LIBOR Advances.

                      (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

                      (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

        provided, however, that (i) if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period, and (ii) Borrower shall have no right to convert or continue any LIBOR Advances if any Event of Default has occurred and is continuing.

        (b) Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit E hereto, to Administrative Agent not later than (i) 10:00 a.m. pacific time three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

        Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                      (i) the proposed date of conversion or continuation;

                      (ii) the aggregate amount of Advances to be converted or continued;

                      (iii) the nature of the proposed conversion or continuation; and

                      (iv) the duration of the applicable Interest Period.

        (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if a Default or Event of Default shall then have occurred and be continuing, Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

        (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

        (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than seven different Interest Periods.

        2.10. Fees. (a) Subject to Section 10.09 hereof, Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their Specified Percentages, a commitment fee (the "Commitment Fee") on (i) the average daily amount of the Unused Revolver A Commitment, from the Closing Date through the Conversion Date, at the rate of (A) if the Leverage Ratio as determined as of the last day of the most recently completed fiscal quarter is greater than or equal to 5.00 to 1.00, 0.25% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Conversion Date or (B) if the Leverage Ratio as determined as of the last day of the most recently completed fiscal quarter is less than 5.00 to 1.00, 0.1875%, payable quarterly in arrears on each Quarterly Date occurring after the Closing, with such last payment due and payable on the Conversion Date and (ii) the average daily amount of the Unused Revolver B Commitment, from the Closing Date through the Maturity Date, at the rate of (A) if the Leverage Ratio as determined as of the last day of the most recently completed fiscal quarter is greater than or equal to 5.00 to 1.00, 0.50% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date or (B) if the Leverage Ratio as determined as of the last day of the most recently completed fiscal quarter is less than 5.00 to 1.00, 0.3750%, payable quarterly in arrears on each Quarterly Date occurring after the Closing, with the last such payment due and owing on the Maturity Date.

        (b) Subject to Section 10.09 hereof, Borrower agrees to pay to the Administrative Agent for its own account as Administrative Agent and underwriter, and to Banc of America Securities LLC, as arranger hereunder, such fees as agreed to in writing among Borrower and the Administrative Agent and Banc of America Securities LLC, payable as set forth in that certain Fee Letter executed among Borrower, the Administrative Agent and Banc of America Securities LLC in accordance with the terms of the Fee Letter.

        (c) Subject to Section 10.09 hereof, Borrower agrees to pay to the Administrative Agent, for the account of certain of the Lenders, such fees as are agreed to in writing in any such Fee Letters.

        2.11. Funding Losses. If Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if Borrower fails to prepay, borrow, convert, or continue any LIBOR Advance after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, Borrower shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

        2.12. Computations and Manner of Payments.

        (a) Borrower shall make each payment hereunder and under the other Loan Papers not later than 11:00 a.m. pacific time on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at

                              Administrative Agent
                                 Bank of America
                               ABA No. 111 0000 12
                            Acct. Name: Corporate FTA
                              Acct No.: 3750836479
                               Attn: Chanita Moore
                         Re: Northland Cable Television

for further credit to the account of Northland Cable.

        (b) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder that Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of Borrower with such Lender.

        (c) Subject to Section 10.09 hereof, interest on Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

        (d) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

        2.13. Yield Protection.


(a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy BUT EXCLUDING CONSEQUENCES OF SUCH LENDER'S NEGLIGENCE OR INTENTIONAL DISREGARD OF LAW OR REGULATION) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon Borrower of any such increased costs payable to such Lender under this Section 2.13(a).

(b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a Letter of Credit, a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Letter of Credit, LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or Reimbursement Obligations by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify Borrower and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will void the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this
Section 2.13(b), Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

(c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to issue or maintain Letters of Credit, make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and Borrower that such Lender has determined that the circumstances causing such suspension no longer exist and (iii) the obligation of such Lender to make or maintain Letters of Credit shall be suspended until such Lender notifies Administrative Agent and Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

(d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

(e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

(f) The obligations of Borrower under this Section 2.13 shall survive any termination of this Agreement.

(g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to Borrower by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

(h) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies Borrower of such fact.

(i) 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and Borrower shall use such proceeds) to (a) refinance existing Funded Debt of Borrower, (b) finance proposed acquisitions, (c) finance Capital Expenditures, and (d) use for general working capital purposes.

        2.15. Collateral and Collateral Call.

        (a) Collateral. Payment of the Obligations is secured by (i) a first perfected security interest in 100% of the Capital Stock of the Borrower's Subsidiaries and 100% of the Capital Stock of Borrower, (ii) subject to Permitted Liens, a first perfected security interest in substantially all of the accounts, equipment (other than motor vehicles), inventory, chattel paper, general intangibles, and other assets of Borrower and its Subsidiaries as determined in the discretion of the Administrative Agent, (iii) a pledge of all Intercompany Notes, (iv) a Guaranty of the Obligations executed by each Guarantor and (v) an assignment of all rights and privileges under all management agreements entered into by Borrower or any Borrower Subsidiary, (collectively, together with all other Properties or assets of Borrower, Subsidiaries and other Persons securing the Obligations from time to time, the "Collateral"). Borrower agrees that it will, and will cause its Subsidiaries and, to the extent as is applicable to such Affiliate, each of its Affiliates, to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien for the benefit of the Administrative Agent and the Lenders in the Collateral.

        (b) Collateral Call. Borrower agrees that it will, and will cause any other Person owning any interest in Borrower or any Borrower Subsidiary from time to time to immediately pledge such interest to secure the Obligations, pursuant to a pledge agreement substantially in the form of the Pledge Agreements. Borrower agrees to, and agrees to cause Borrower's Subsidiaries to, promptly grant the Administrative Agent and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of Borrower or any Borrower Subsidiary not already constituting Collateral. In that regard, Borrower shall, and shall cause its

Subsidiaries to, use best efforts to assist the Administrative Agent and the Lenders in creating and perfecting a first Lien, subject to Permitted Liens, for the benefit of Administrative Agent and Lenders securing the Obligations in any such Property of Borrower and its Subsidiaries, including, without limitation, providing the Administrative Agent with UCC-11 searches, Tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of Borrower and its Subsidiaries as reasonably requested by the Administrative Agent from time to time.

        2.16. Extension Option and Conversion Option Relating to the Revolver A Loan.

        (a) Extension Option. On the Option Date (so long as the Borrower has not elected the Conversion Option), the Borrower, with the prior written consent of Revolver A Lenders holding 66.66% of outstanding Revolver A Advances, or if there are no Revolver A Advances outstanding, 66.66% of the Revolver A Commitment (the "Revolver A Determining Lenders"), and so long as there exists no Default, may elect to extend the maturity of the Revolver A Loan for an additional 364 day period until the Extension Final Maturity. Such election must be made no sooner than 60 days prior to the applicable Option Date and no later than 30 days (or such lesser period as agreed to by the Administrative Agent and the Lenders agreeing to extend) prior to the Option Date by written notice in accordance with the terms of Section 10.02 hereof to each Lender selected by the Borrower and the Administrative Agent, of its request to extend the final maturity of the Revolver A Loan. Each Revolver A Lender shall, no later 10 Business Days after receipt of such notice (or such lesser time period agreed to by the Borrower and the Administrative Agent); provided that in no case shall such response be delivered more than 45 calendar days prior to the Option Date, give written notice to the Borrower and the Administrative Agent of its approval or disapproval of such extension. Any Lender failing to give such notice shall be deemed to have rejected such extension; and, upon the Option Date, its Revolver A Specified Percentage shall be zero and such Lender shall not be participating in the Revolver A Loan thereafter. Notwithstanding anything herein to the contrary, no Lender shall be obligated to consent to such extension. If the Borrower fails to receive the consent of Revolver A Lenders having Revolver A Specified Percentages totaling 100%, then, if the Revolver A Determining Lenders have consented to such extension (i) only those consenting Revolver A Lenders will have Revolver A Specified Percentages in excess of zero, (ii) the Revolver A Commitment shall be reduced by a dollar amount equal to the product of the non-consenting Lenders' Revolver A Specified Percentages times the Revolver A Commitment in effect on the day before the Option Date or the Borrower and the Administrative Agent may agree to add new lenders or consenting Lenders acceptable to the Administrative Agent to purchase from each non-extending Lender its rights, duties and obligations under this Agreement and the Loan Papers in accordance with Section 10.04 hereof, (iii) the Administrative Agent will notify each (A) Revolver A Lender of its reallocated Revolver A Specified Percentage and the new Revolver A Commitment and (B) each Lender of the reallocated Total Specified Percentages (if any), (iv) the Borrower will pay all costs incurred as a result of any such reallocation of Revolver A

Specified Percentages in accordance with the terms of Section 2.09 hereof, (v) the Borrower shall repay in full all portions of the Obligations representing such non-consenting Lenders' Revolver A Specified Percentages of all outstanding Revolver A, together with interest and fees thereunder, to such non-consenting Lenders, (vi) the Borrower shall, at the request of each Revolver A Lender or new Revolver A Lender in accordance with the terms of Section 2.03 hereof, execute and deliver new promissory notes to each extending Revolver A Lender or new Revolver A Lender in the form required by the Administrative Agent and (vii) subject to satisfaction of each of the foregoing requirements, the Revolver A Loan final maturity shall be automatically extended on the Option Date to the Extension Final Maturity. If the Borrower receives the consent of Revolver A Lenders having Revolver A Specified Percentages totaling 100%, then the Revolver A Loan final maturity shall be automatically extended on the Option Date to the Extension Final Maturity, and each Revolver A Lender will retain its Revolver A Specified Percentage and the Revolver A Commitment shall remain the same.

        (b) Conversion Option. On the Option Date, or, if the Borrower and the Lenders have agreed to extend the Revolver A Loan until the Extension Final Maturity, then on the Extension Final Maturity, the Borrower, so long as there exists no Default or Event of Default on such date of conversion, shall have the option (which shall not require the consent of any Lender) to convert the Revolver A Loan to a term loan (the "Converted Term Loan"). Such election must be made no sooner than 60 days prior to the Option Date or Extension Final Maturity, as applicable, and no later than 30 days prior to the Option Date or Extension Final Maturity, as applicable, (or such shorter period as agreed to by the Administrative Agent), by written notice in accordance with the terms of
Section 10.02 hereof to the Administrative Agent of the election of such conversion. Prior to the Conversion Date, to the extent requested by each Revolver A Lender in accordance with the terms of Section 2.03 hereof, the Borrower shall execute and deliver new promissory notes to each Revolver A Lender in the form required by the Administrative Agent. Upon such notice (and receipt by the Revolver A Lenders of the new promissory notes (if any)), the Revolver A Loan shall automatically convert to the Converted Term Loan on the Option Date or the Extension Final Maturity, as applicable.

        2.17. Uncommitted Increase of the Revolver B Commitment. At any time during the first 24 months after the Closing Date, and subject to the terms set forth below, from time to time, upon request by the Borrower to Administrative Agent and any other existing Lender selected by the Borrower and the Administrative Agent and upon approval of the Majority Lenders, the Revolver B Commitment shall increase by up to $50,000,000 (to a maximum of $90,000,000) in the manner set forth in (a) below, so long as the conditions set forth in (b) and (c) below have been satisfied:

        (a) (i) Each increase in the Revolver B Commitment may be effected by the Administrative Agent and the Lenders and other lenders agreeing to participate in such increase (the "Participating Lenders"), provided that, the Borrower shall not be entitled to increase the Revolver B Commitment more than two times during the term of this Agreement,

               (ii) Each potential Participating Lender specified by the Borrower shall have received not less than ten Business Days' prior written notice from the Borrower requesting such increase in the Revolver B Commitment. Each Participating Lender shall commit to an amount not less than $2,500,000 but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the increase in the Revolver B Commitment,

               (iii) The Administrative Agent shall have received from the Borrower (A) a certificate from the Borrower certifying to the Administrative Agent and the Participating Lenders that (1) no other approvals or consents from any Person are required by any such Person except to the extent they have been received, and (2) the matters set forth in Section 4.02 are true and correct both before and after giving effect to any proposed increase in the Revolver B Commitment and (B) financial projections in form and substance reasonably acceptable to the Participating Lenders and demonstrating compliance with Section 7.01 hereof throughout the term of this Agreement,

               (iv) Each Participating Lender (including any new Lenders party hereto) shall have received (if they request) a promissory note reflecting such Participating Lender's new Commitment amount, and the Borrower and each existing (regardless of whether such existing Lender is participating in any increase) and new Participating Lender agree to execute any and all such documents reasonably deemed necessary by the Administrative Agent in order to effectuate this Section 2.17,

               (v) On or prior to the date of increase, each new lender being added as a Lender shall deliver to the Borrower and the Administrative Agent documentation evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Agent and the Borrower (and making such Lender a party to this Agreement and the other Loan Papers), and

               (vi) On or after the date of increase, the Administrative Agent shall deliver to each Lender notice of the new Revolver B Specified Percentages and new Total Specified Percentages (if any), in each case adjusted to give effect to the increase in the Revolver B Commitment.

        (b) Each increase of the Revolver B Commitment shall be subject to the following conditions:

               (i) On any date of proposed increase of the Revolver B Commitment, the representations and warranties contained in Article 4 hereof shall be true and correct at such time in all material respects, both before and after giving effect to the increase of the Revolver B Commitment, except those representations and warranties that specifically speak as of a particular date,

               (ii) No event shall have occurred that has had, or could reasonably be expected to cause, a Material Adverse Effect,

               (iii) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of (A) any such increase in the Revolver B Commitment or (B) the making of any Advance under such increase on the effective date of such increase, and

               (iv) Promptly upon notice thereof, provided that such notice is delivered to the Borrower within 180 days of the incurrence thereof, payment by the Borrower of any Consequential Losses (breakage) that are incurred by any Lender in connection with any such increase in the Revolver B Commitment and the necessary reallocation among the existing Lenders and/or new creditors.

        (c) Notwithstanding anything herein or in any other Loan Paper to the contrary,

               (i) the Borrower is not obligated to request participation from, or allocate to, any existing Lender any portion of the proposed increase of the Revolver B Commitment. Each existing Lender agrees and acknowledges that new lenders may be allocated all or any portion of the proposed increase upon the determination of the Borrower and the Administrative Agent,

               (ii) lenders participating in any increase to the Revolver B Commitment will become "Lenders" and be entitled to the same rights as each existing Lender, including without limitation, comparable terms regarding pro rata prepayment, repayment and commitment reduction, and the benefit of the other Loan Papers,

               (iii) No Lender shall be obligated to increase the dollar amount of its Specified Percentage of the Revolver B Commitment without its written consent in its sole discretion, and

               (iv) All increases effected in accordance with the terms of this
        Section 2.17 in the aggregate shall not exceed $50,000,000 and must be permissible under the Northland Indenture, or the Northland Indenture must have been terminated.

                         ARTICLE III. LETTERS OF CREDIT

        3.01. Issuance and Amendment of Letters of Credit. Borrower shall give the Issuing Bank not less than five Business Days prior written notice by telecopier (with a copy to Administrative Agent) of a request for the issuance or amendment of a Letter of Credit in the form of an application, appropriately completed and signed by an Authorized Officer of the Borrower, and the Issuing Bank shall promptly notify each Lender of such request. Upon receipt of Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Issuing Bank agrees to issue Letters of Credit on behalf of Borrower in an aggregate face amount not in excess of the Letter of Credit Commitment at any one time outstanding, each such Letter of Credit to be issued to the beneficiary of such Letter of Credit, unless written instructions to the contrary have been received by the Issuing Bank. No Letter of Credit shall have a maturity extending beyond the earliest of (a) the Maturity Date, or (b) one year from the date of its issuance, or (c) such earlier date as may be required to enable Borrower to satisfy its repayment obligations under Section 2.06 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Issuing Bank in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid Reimbursement Obligations of Borrower with respect to any Letter of Credit in their Specified Percentages. The amount of the Letters of Credit issued and outstanding and the unpaid Reimbursement Obligations of Borrower for such Letters of Credit shall reduce the amount of the Revolver B Commitment available, so that at no time shall the sum of (i) the aggregate outstanding Advances under the Revolver B Loan plus (ii) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (iii) without duplication, all Reimbursement Obligations related to any draw on any Letter of Credit, exceed the Revolver B Commitment, and at no time shall the sum of all Advances by any Lender made under the Revolver B Loan, plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid Reimbursement Obligations of Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Revolver B Commitment.

        3.02. Letters of Credit Fee. In consideration for the issuance (and any renewal) of each Letter of Credit, Borrower shall pay to the Issuing Bank for the account of the Issuing Bank and the Lenders in accordance with their Specified Percentages, a fee in an amount equal to the greater of (a) $500 and
(b) the amount equal to one percent multiplied by the face amount of each such Letter of Credit. Each fee for a Letter of Credit shall be due and payable in full on the date of issuance of each Letter of Credit, and each renewal of each Letter of Credit.

        3.03. Reimbursement Obligations.

        (a) Borrower hereby agrees to reimburse Issuing Bank immediately upon demand by Issuing Bank, and in immediately available funds, for any payment or disbursement made by

Issuing Bank under any Letter of Credit. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Issuing Bank from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus three percent per annum; provided, however, that if Borrower would be permitted under the terms of Section 2.01,
Section 2.02 and Section 4.02 to borrow Advances in amounts at least equal to their Reimbursement Obligation for a drawing under any Letter of Credit, a Base Rate Advance by each Lender, in an amount equal to such Lender's Specified Percentage, shall automatically be deemed made on the date of any such payment or disbursement made by Issuing Bank in the amount of such obligation and subject to the terms of this Agreement.

        (b) Borrower hereby also agrees to pay to Issuing Bank immediately upon demand by Issuing Bank and in immediately available funds, as security for their Reimbursement Obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, at the occurrence of any of the following events: (i) upon an Event of Default, and (ii) upon a Change of Control. Any such payments shall be deposited in a separate account designated "Northland Special Account" or such other designation as Issuing Bank shall elect. All such amounts deposited with Issuing Bank shall be and shall remain funds of Borrower on deposit with Issuing Bank and may be invested by Issuing Bank as Issuing Bank shall determine. Such amounts may not be used by Issuing Bank to pay the drawings under the Letters of Credit; however, such amounts may be used by Issuing Bank as reimbursement for Letter of Credit drawings which Issuing Bank has paid. If any amounts in the Northland Special Account shall have been deposited upon the occurrence of an Event of Default only and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, Borrower shall be relieved of its obligations under this Section 3.03(b) until either of the two events specified in Section 3.03(b)(i) or Section 3.03(b)(ii) shall occur again. During the existence of an Event of Default but after the expiry of any Letter of Credit that was not drawn upon, Borrower may direct the Issuing Bank to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Northland Special Account, after the date of the expiry of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to Borrower promptly after such expiry and such payment in full.

        (c) The obligations of Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all Reimbursement Obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

        (d) Borrower shall be obligated to reimburse Issuing Bank upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if Borrower for any reason fails to reimburse Issuing Bank in full upon demand, whether by borrowing Advances to pay such Reimbursement Obligations or otherwise, the Lenders shall reimburse Issuing Bank in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Companies as set forth in Section
3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge Borrower's obligations to reimburse Issuing Bank.

        (e) Borrower shall indemnify and hold Issuing Bank, Administrative Agent or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Issuing Bank, Administrative Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF ISSUING BANK, ADMINISTRATIVE AGENT OR SUCH INDEMNIFIED PARTY), and shall pay Issuing Bank or Administrative Agent for reasonable fees of attorneys (who may be employees of Issuing Bank or Administrative Agent) and legal costs paid or incurred by Issuing Bank or Administrative Agent in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Issuing Bank or Administrative Agent or such indemnified party. If Borrower for any reason fails to indemnify or pay Issuing Bank or Administrative Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Issuing Bank or Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from Borrower. The provisions of this
Section 3.03(e) shall survive the termination of this Agreement.

        3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably to reimburse Issuing Bank (to the extent Issuing Bank is not otherwise reimbursed by Borrower in accordance with Section 3.03(a) hereof) on demand for such Lender's Specified Percentage of each draw paid by Issuing Bank under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Effective Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

        3.05. Issuing Bank's Obligations.

        (a) Issuing Bank makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Issuing Bank assumes no responsibility for the financial condition of Borrower and its Subsidiaries or for the performance of any obligation of Borrower. Issuing Bank may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

        (b) Except as set forth in subsection (c) below, Issuing Bank shall be under no liability to any Lender, with respect to anything the Issuing Bank may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Issuing Bank being to handle each Lender's share on as favorable a basis as Issuing Bank handles its own share and to promptly remit to each Lender its share of any sums received by Issuing Bank under any Application. Issuing Bank shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

        (c) Neither Issuing Bank nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Issuing Bank for wrongful payment of any Letter of Credit due to Issuing Bank's gross negligence or willful misconduct. Issuing Bank shall incur no liability to any Lender, Borrower or any Affiliate of Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Issuing Bank to be genuine or authentic and to be signed by the proper party.

        3.06. Special Provisions Relating to Evergreen Letters of Credit. The Borrower may request Letters of Credit that have automatic extension or renewal provisions ("Evergreen Letters of Credit") so long as Issuing Bank consents in its sole and absolute discretion and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an Evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Bank that Majority Lenders have elected not to permit such extension or renewal, Borrower, Administrative Agent and Lenders shall have deemed to have authorized (but may not require) Issuing Bank to, in its sole and absolute discretion, permit the renewal of such Evergreen Letter of Credit at any time to a date not later than the Maturity Date, and, unless directed by Issuing Bank, Borrower shall not be required to request such extension or renewal. Issuing Bank may, in its sole and absolute discretion, elect not to permit an Evergreen Letter of Credit to be extended or renewed at any time.


                        ARTICLE IV. CONDITIONS PRECEDENT

        4.01. Conditions Precedent to the Initial Advance. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advances shall be subject to the following conditions precedent that on the Closing Date:

        (a) All terms, conditions and documentation in connection with this Agreement shall be acceptable to the Lenders.

        (b) The making of the Revolver A Loan, the Revolver B Loan and the Term Loan shall not contravene any Law applicable to the Administrative Agent or any Lender.

        (c) Each Lender shall have received a Certificate from an Authorized Officer stating that no Material Adverse Change, as determined by the Borrower, shall have occurred and be continuing (A) in the financial markets with respect to cable television systems in general, or (B) in the Systems, business, assets, prospects, or financial condition since the December 31, 1999 audited financial statements provided to the Lenders. Administrative Agent shall have received financial information regarding the Borrower, the Parent and each Subsidiary of the Borrower requested by it.

        (d) All proceedings of the Borrower, the Parent and each Subsidiary of the Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Lenders. Each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

        (e) Each Lender shall have received an executed copy of this Agreement and its respective Notes, duly completed and correct. Each Lender shall have received copies of its respective Fee Letters signed by Borrower, as applicable. Each of the following shall have been duly executed by all parties thereto and delivered to the Administrative Agent on behalf of Lenders, in form and substance satisfactory to the Administrative Agent, Special Counsel and each Lender to the extent required by the Administrative Agent: Each other Loan Paper, including, without limitation, the Pledge Agreements granting the Lenders a first and prior security interest in the Pledged Interests, a Guaranty of the Obligation in form and substance acceptable to the Lenders executed by each Subsidiary of the Borrower, and all documentation and agreements necessary to create and perfect a first Lien in all the Collateral (subject to Permitted Liens), and all other documents and instruments in connection therewith. The Pledged Interests shall have been delivered to the Administrative Agent, and, with respect to the Capital Stock where applicable, together with stock powers executed in blank. The Borrower, the Parent and each Subsidiary obligor on any Debt other than the Obligations (including Intercompany Notes), together with each payee of such Debt, shall have entered into a Subordination Agreement for each such Debt acceptable to the Administrative Agent.

        (f) Borrower shall have delivered to each Lender a Certificate, dated the Closing Date, executed by an Authorized Officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct as of such date, and (iii) each of the Borrower, the Parent and each Subsidiary of the Borrower has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

        (g) Borrower shall have delivered to each Lender a Secretary's Certificate, dated the Closing Date, certifying (i) that attached copies of the certificates of organization certified by the Secretary of States of the appropriate states for the Borrower, the Parent and each Subsidiary of the Borrower, and bylaws or partnership agreements, as appropriate, delivered to each Lender for each of the Borrower, the Parent and each Subsidiary of the Borrower are true and complete, and in full force and effect, without amendment except as shown, (ii) that a copy of the resolutions for each of the Borrower, the Parent and each Subsidiary of the Borrower authorizing execution and delivery of this Agreement and any Loan Papers, as appropriate, are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, (iii) that copies of certificates of good standing, certificates of existence, and certificates of qualification for each of the Borrower, the Parent and each Subsidiary of the Borrower, as appropriate, for the relevant states, have been issued within 30 days prior to the Closing Date and delivered to the Lenders, (iv) that there exist no non-compete agreements that would limit the ability of the Borrower or any of its Subsidiaries to do business as such business is presently conducted executed by the Borrower, the Parent or any Subsidiary of the Borrower, (v) that the Pledged Interests have been issued and are outstanding, and (vi) to the incumbency, name, and signature of each officer of each of the Borrower, the Parent and each Subsidiary of the Borrower authorized to sign this Agreement and the Loan Papers, as applicable, and any amendments to this Agreement and the Loan Papers on its behalf. The Administrative Agent and Lenders may conclusively rely on the certificate delivered pursuant to this subsection until they receive notice in writing to the contrary.

        (h) Each Lender shall have received opinions of Cairncross & Hempelmann, special counsel to the Borrower, the Parent and each Subsidiary of the Borrower, dated the Closing Date, in the form of Exhibit I hereto.

        (i) Each Lender shall have received an opinion of Cole, Raywid & Braverman, special counsel for FCC matters to the Borrower, the Parent and each Subsidiary of the Borrower, dated the Closing Date in the form of Exhibit J hereto.

        (j) Each Lender shall have received, in form and substance satisfactory to it, within 30 days prior to the Closing Date, (i) certificates from the Secretary of State and other appropriate officials of the State of Washington certifying that the Borrower, the Parent and each Subsidiary of the Borrower is each a corporation duly organized and validly existing under the Laws of the State of Washington as of the date thereof, and (ii) certificates of appropriate authorities of all jurisdictions where the Borrower and each Subsidiary of the Borrower is required to be qualified to do business, to the effect that it is in good standing and duly qualified to transact business in such jurisdictions.

        (k) Each Lender shall have received each of the following, in form and substance satisfactory to the Administrative Agent, Lenders and Special Counsel:

                (i) the results of UCC and other Lien searches against the assets of the Borrower, the Parent and each Subsidiary of the Borrower and the Systems;

                (ii) if requested by the Lenders, reasonable evidence that the Borrower, the Parent and each Subsidiary of the Borrower is each the rightful owner and has good title to its Collateral;

                (iii) payment of all fees, costs and expenses (including, without limitation, attorneys fees and the fees set forth in the Fee Letter due to be paid through the Closing Date);

                (iv) copies of insurance binders or certificates covering the assets of the Borrower and each Subsidiary of the Borrower (including the Systems and including flood insurance) showing the Administrative Agent, on behalf of the Lenders, as loss payee or additional insured, where appropriate; and

                (v) a Compliance Certificate computed after giving effect to the Initial Advance.

        (l) Administrative Agent shall have received copies of the most recent Cumulative Leakage Index reports for the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent.

        (m) The Borrower's prior credit facility shall have been paid, cancelled, and released in full, and all security interests granted by the Borrower or any of its Affiliates pursuant thereto shall have been released.

        (n) All proceedings of the Borrower, the Parent and each Subsidiary of the Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. The Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

        4.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance (including the Initial Advances), and the obligation of the Administrative Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or such issuance of such Letter of Credit (a) the following statements shall be true (and the delivery of each Borrowing Notice under Section 2.02(a), each Application and each Conversion or Continuation Notice under Section 2.09(b), or the failure to deliver a Conversion or Continuation Notice under
Section 2.09(b) shall constitute a representation that on the disbursement date or date of issuance of a Letter of Credit (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by Administrative Agent) are true:

               (i) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date;

               (ii) No event has occurred and is continuing, or would result from such Advance or such Letter of Credit (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default; and

               (iii) There shall have occurred no Material Adverse Change, and the making of such Advance or the issuance of such Letter of Credit, as applicable, shall not cause or result in a Material Adverse Change; and

               (iv) In the case of each Letter of Credit, Borrower shall have delivered to the Administrative Agent a duly executed and complete Application acceptable to Administrative Agent; and

               (v) After giving effect to each such Advance, the sum of (A) the aggregate outstanding Revolver A Advances does not exceed the Revolver A Commitment and (B) (I) the aggregate outstanding Revolver B Advances, plus (II) the sum of the aggregate face amount of all outstanding Letters of Credit plus, (III) without duplication, all Reimbursement Obligations related to any draw on any Letter of Credit, does not exceed the Revolver B Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

    Borrower represents and warrants that the following are true and correct:

        5.01. Organization and Qualification. The Borrower, the Parent and the Borrower's Subsidiaries are each a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. The Borrower, the Parent and the Borrower's Subsidiaries are each qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Set forth on Schedule 5.01 attached hereto is a complete and accurate listing with respect to Borrower, the Parent and the Borrower's Subsidiaries, showing (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in each entity, and the numbers or amounts of each entity's Capital Stock authorized and outstanding, (c) each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage (except with respect to Parent, which such listing shall only include those shareholders holding 1% or more of the Parent's Capital Stock), and (d) and all outstanding options, rights, rights of conversion or purchase, repurchase, rights of first refusal, and similar rights relating to the Capital Stock of each entity. Except as set forth on Schedule 5.01 hereto, neither Borrower, the Parent nor any Subsidiary of the Borrower has agreed to grant or issue any options, warrants or similar rights to any Person to acquire any Capital Stock of Borrower, the Parent or any Subsidiary of the Borrower. All Capital Stock is validly issued and fully paid. Borrower has no knowledge of any share of Capital Stock of itself, the Parent or any of its Subsidiaries being subject to any Lien, including any restrictions on hypothecation or transfer, except Liens described on Schedule 5.08a hereto.

        5.02. Due Authorization; Validity. The boards of directors of Borrower, the Parent and each Subsidiary of the Borrower have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by Borrower and each entity, as appropriate. Each entity has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of Borrower, the Parent and each Subsidiary of the Borrower, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

        5.03. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of Borrower, the Parent or any Subsidiary of the Borrower under, or require any consent (other than consents described on Schedule 5.03 hereto), approval, or other action by, notice to, or filing with, the absence of which could be reasonably expected to cause a Material

Adverse Change, any Tribunal or Person pursuant to, the by-laws of Borrower, the Parent or any Subsidiary of the Borrower, any award of any arbitrator, or any agreement, instrument, or Law to which Borrower, the Parent or any Subsidiary of the Borrower, or any of their Properties is subject.

        5.04. Financial Statements. The audited financial statements of Borrower, the Parent and each Subsidiary of the Borrower, dated December 31, 1999 and delivered to Administrative Agent, fairly present its financial condition and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of Borrower, the Parent and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since December 31, 1999, there has been no Material Adverse Change. Borrower, the Parent and each Subsidiary of the Borrower is each Solvent. The projections of Borrower dated July, 2000 delivered to Administrative Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for Borrower and the Subsidiaries, subject to the uncertainty and approximation inherent in any projections. Borrower's fiscal year ends on December 31.

        5.05. Litigation. Shown on Schedule 5.05 is all Litigation that is pending and, to Borrower's best knowledge, threatened against Borrower, the Parent and each Subsidiary of the Borrower, any of their Properties or assets on the date hereof. There is no pending or, to Borrower's best knowledge, threatened Litigation against Borrower, the Parent and each Subsidiary of the Borrower, any of their Properties that could cause a Material Adverse Change.

        5.06. Compliance With Laws Regulating the Incurrence of Debt. The Borrower and the Parent are not, nor is any Subsidiary of the Borrower, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or Letters of Credit will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of Parent, Borrower or any Borrower Subsidiary are margin stock (as defined by Regulation U). None of Parent, Borrower and Borrower Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Borrower is not subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Investment Borrower Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by Borrower would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services. The Borrower and the Parent are not, nor is any Subsidiary of the Borrower, required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by Borrower of this Agreement nor the issuance of the Notes, nor the execution, delivery and performance of the obligations under the Loan Papers by Parent, Borrower and Borrower Subsidiaries, violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other Tribunal pursuant to any provisions of such act.

        5.07. Licenses, Title to Properties, and Related Matters. Except as listed on Schedule 5.07a hereto, Borrower, the Parent and each Subsidiary of the Borrower possess all material Authorizations necessary and appropriate to own, operate and construct the CATV Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, are listed on Schedule 5.07a hereto, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Schedule 5.07a shows the expiration date and/or termination date for each FCC License and CATV Franchise in effect on the Closing Date. Borrower is not, nor is the Parent nor any Subsidiary of the Borrower, in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of the Systems. There is not pending or, to the best knowledge of Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any System. There is not pending or, or to the best knowledge of Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to any System, to the extent that such action could reasonably be expected to cause a Material Adverse Change. There is not issued or outstanding or, to the best knowledge of Borrower, threatened, any notice of any hearing, violation or material complaint against Borrower, the Parent or any Subsidiary of the Borrower with respect to the operation of any portion of the Systems and Borrower has no knowledge that any Person intends to contest renewal of any Authorization relating to any System, to the extent that such contest could reasonably be expected to cause a Material Adverse Change. Borrower, the Parent and each Subsidiary of the Borrower has requisite corporate power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens. All of the assets of Borrower, the Parent and each Subsidiary of the Borrower are located within the county and State locations described on Schedule 5.07b. None of the Borrower, the Parent and each Subsidiary of the Borrower is in violation of its respective articles of organization or incorporation or partnership agreement (as applicable) or bylaws.

None of the Borrower, the Parent and each Subsidiary of the Borrower is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties (including, without limitation, those relating to the Cumulative Leakage Index), the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of Borrower, the Parent or any Subsidiary of the Borrower is affected by any strike, lock-out or other labor dispute. No business or Properties of Borrower, the Parent or any Subsidiary of the Borrower is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

        5.08. Outstanding Debt and Liens. The Borrower, the Parent and each Subsidiary of the Borrower have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on Schedule 5.08a hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Funded Debt of the Borrower, the Parent or any Subsidiary of the Borrower, which could reasonably be expected to cause a Material Adverse Change. All Intercompany Notes in existence on the day after the Closing Date are described on Schedule 5.08b hereto. All Intercompany Notes for which Borrower, the Parent or any Subsidiary of the Borrower is the obligor are subject to a Subordination Agreement.

        5.09. Taxes. Borrower, the Parent and each Subsidiary of the Borrower has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of Borrower, the Parent and each Subsidiary of the Borrower are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified Borrower, the Parent or any Subsidiary of the Borrower of any deficiency in any Tax return.

        5.10. ERISA. Each Plan of Borrower, the Parent and each Subsidiary of the Borrower has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. Borrower has not, and neither has the Parent nor any Subsidiary of the Borrower, incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. None of the Borrower, the Parent and each Subsidiary of the Borrower has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. Neither Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied. Neither Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

        5.11. Environmental Laws. Borrower, the Parent and each Subsidiary of the Borrower has obtained all material environmental, health and safety permits, licenses and other material authorizations required under all Applicable Environmental Laws to carry on its business as being conducted. On the Closing Date, there are no Environmental Claims of Borrower, the Parent or any Subsidiary of the Borrower (with respect to any fee owned or leased Properties) which could reasonably be expected to cause a Material Adverse Change, except as disclosed and described in detail on Schedule 5.11 hereto. Each of such permits, licenses and authorizations is in full force and effect and Borrower, the Parent and each Subsidiary of the Borrower is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof could not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of Borrower, the Parent or any Subsidiary of the Borrower, threatened, by any Tribunal or other entity with respect to any alleged failure by Borrower, the Parent or any Subsidiary of the Borrower to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of Borrower, the Parent or any Subsidiary of the Borrower or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by Borrower, the Parent or any Subsidiary of the Borrower. To the best knowledge of Borrower, the Parent and each Subsidiary of the Borrower, there are no environmental liabilities of Borrower, the Parent or any Subsidiary of the Borrower, other than those which have been disclosed to the Lenders in writing, and notwithstanding such disclosure, which could reasonably be expected to cause a Material Adverse Change. Borrower has delivered to the Administrative Agent copies of all environmental studies and reports conducted or received by Borrower, the Parent and each Subsidiary of the Borrower in connection with real Property. Such studies cover all real Property, if any, owned in fee by Borrower, the Parent and each Subsidiary of the Borrower. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of Borrower, the Parent or any Subsidiary of the Borrower, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of Borrower, the Parent or any Subsidiary of the Borrower are conducted that could reasonably be expected to cause a Material Adverse Change, except in compliance with Applicable Environmental Laws.

        5.12. Disclosure. Neither Borrower, the Parent nor any Subsidiary of the Borrower has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to Borrower, the Parent or any Subsidiary of the Borrower that materially adversely affects any of Borrower's, any of Parent's or any of the Borrower's Subsidiaries' Properties or business, or that could constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Administrative Agent or any Lender.

        5.13. Investments; Subsidiaries. Borrower, the Parent and each Subsidiary of the Borrower have no Investments except as described on Schedule
5.13 hereto and as permitted by Section 7.10 hereof.

        5.14. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by Borrower with respect to the making of Commitment or Advances hereunder (other than to Administrative Agent, Banc of America Securities LLC, and Lenders hereunder). Borrower, the Parent and each Subsidiary of the Borrower hereby each agrees to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

        5.15. Intellectual Property. Borrower, the Parent and each Subsidiary of the Borrower has obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed in the Borrower's business plan to be conducted. Nothing has come to the attention of Borrower, the Parent or any Subsidiary of the Borrower to the effect that (a) any process, method, part or other material presently contemplated to be employed by Borrower, the Parent or any Subsidiary of the Borrower may or could reasonably be alleged to infringe any patent, trademark, service-mark, trade name, license or other right (except copyright) owned by any other Person (except for such matters as may affect the cable television industry generally), or (b) except as shown on Schedule 5.05 attached hereto, there is pending or threatened any claim or litigation against or affecting Borrower, the Parent or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material. Nothing has come to the attention of Borrower, the Parent or any Subsidiary of the Borrower to the effect that any material presently contemplated to be employed by Borrower, the Parent or any Subsidiary of the Borrower may or could reasonably be alleged to infringe any copyright owned by any other Person, except to the extent that any such infringement, when aggregated with all other copyright infringements, could not reasonably be expected to cause a Material Adverse Change.

        5.16. Perfection of Security Interest. Upon execution and delivery to Administrative Agent of the collateral documentation, the delivery of stock certificates and related stock powers, and the filing of each document or agreement to be filed with the jurisdiction named therein,



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
Administrative Agent, for the benefit of Lenders, shall have a perfected first priority security interest and Lien in the pledged property of the Borrower, the Parent and each Subsidiary of the Borrower, subject only to Permitted Liens.

        5.17. Year 2000. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (and has made appropriate inquiry regarding those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates after December 31, 1999), (ii) developed and implemented a plan for addressing the Year 2000 Problem on a timely basis, and (iii) to date, operated in accordance with such plan. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations on January 1, 2000 have and will continue to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

        5.18. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Subsidiary as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Agent and Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Advance under this Agreement.

        5.18.  Qualified Commercial Loan.

               (a) The Borrower has been advised by the Administrative Agent and the Lenders to seek the advice of an attorney and accountant of the Borrower's choice in connection with this Agreement and the Loan Papers.

               (b) The Borrower has had the opportunity to seek the advice of an attorney and an accountant of the Borrower's choice in connection with this Agreement and the Loan Papers.

               (c) This Agreement and the Loan Papers have not been nor will be made for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under Section 4.01(a), Texas Motor Vehicle Commission Code (Article 4413(36), Texas Civil Statutes).

               (d) This Agreement and the Loan Papers evidence a "qualified commercial loan" as that term is defined in Section 306.001 of the Texas Finance Code, as amended.

                        ARTICLE VI. AFFIRMATIVE COVENANTS
        So long as the Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or Borrower, the Parent or any Subsidiary of the Borrower owes any other amount hereunder or under any other Loan Paper:

        6.01. Compliance with Laws and Payment of Debt. Borrower shall, and shall cause each Subsidiary to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. Borrower shall, and shall cause each Subsidiary to, pay its (a) Funded Debt as and when due (or within any applicable grace period), unless payment thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor, and (b) trade debt in accordance with its past practices, and in any event, before any trade creditor takes any action or terminates any relationship that could reasonably be expected to cause a Material Adverse Change.

        6.02. Insurance. Borrower shall, and shall cause each Subsidiary to,
(a) keep its towers, head-end sites and offices and other insurable Properties adequately insured at all times by reputable insurers, or, to the extent acceptable to the Administrative Agent, by adequate self-insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Administrative Agent, (c) maintain business interruption insurance for each CATV System in amounts satisfactory to the Lenders, and (d) maintain other insurance as may be required by Law or reasonably requested by the Administrative Agent, provided that such insurance policies will show the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate. Borrower shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Agent, upon demand, evidence of the maintenance of such insurance.

        6.03. Inspection Rights. Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent or any Lender, upon one day's notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as the Administrative Agent or any Lender may reasonably request.

        6.04. Records and Books of Account; Changes in GAAP. Borrower shall, and shall cause each Subsidiary to keep adequate records and books of account in conformity with GAAP. Borrower shall not, nor shall Borrower permit any Subsidiary to change its Fiscal Year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, Borrower and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 7.01 hereof, reflecting such change.

        6.05. Reporting Requirements. Borrower shall furnish to each Lender and the Administrative Agent:

        (a) As soon as available and in any event within 45 days after the end of Borrower's fiscal quarters, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income, and consolidated and consolidating statements of changes in cash flow of Borrower and its Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of Borrower and its Subsidiaries, subject to usual year-end audit adjustments;

        (b) As soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and changes in cash flow of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial condition and results of operations of Borrower and its Subsidiaries;

        (c) Promptly upon receipt thereof, copies of all material reports or letters submitted to Borrower or any other Subsidiary by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

        (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, (i) a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (A) certify that there has occurred no Default or Event of Default, (B) compute the Applicable Margin, and (C) set forth the detailed calculations with respect to the financial covenants required by Section 7.01 hereof, and (ii) a Subscriber Report;

        (e) As soon as available and in any event not later than 30 days after the beginning of each fiscal year of Borrower, the annual operating and Capital Expenditure budgets of Borrower and its Subsidiaries for such fiscal year;

        (f) Promptly upon knowledge by Borrower, the Parent, or any Subsidiary of the Borrower of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto;

        (g) As soon possible and in any event within five Business Days after knowledge thereof by Borrower, the Parent or any Subsidiary of the Borrower, notice of any Litigation pending or threatened against Borrower, the Parent or any Subsidiary of the Borrower which, if determined adversely, could reasonably be expected to result in a judgment, penalties, or damages in excess of $1,000,000 together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

        (h) Promptly following notice or knowledge thereof by Borrower, the Parent or any Subsidiary of the Borrower, notice of any actual or threatened loss or termination of any material Authorization of Borrower or any Subsidiary, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

        (i) Promptly after filing or receipt thereof, copies of all reports and notices that Borrower or any Subsidiary (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default, or could reasonably be expected to cause or result in a Default or an Event of Default;

        (j) Within 30 days after renewal or issuance of any hazard, public liability, flood or other insurance policy maintained by Borrower or any other Subsidiary, a copy of the binder or insurance certificate (showing Administrative Agent, on behalf of Borrower or such Subsidiary, as loss payee or additional insured, as appropriate);

        (k) Within 270 days after the close of each fiscal year, a statement of the Insufficiencies of each Plan (but only if the aggregate amount of all Insufficiencies for all Plans exceeds $500,000), certified as correct by an actuary enrolled under ERISA;

        (l) As soon as possible and in any event within 10 days after Borrower, the Parent or any Subsidiary of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

        (m) As soon as possible, and in any event within 10 days after receipt by Borrower, the Parent or any Subsidiary of the Borrower, a copy of (a) any notice or claim to the effect that Borrower or any Subsidiary is or may be liable to any Person as a result of the release by Borrower, any Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any Subsidiary, which could reasonably be expected to, in either case, cause a Material Adverse Change;

        (n) As soon as available and in any event within 45 days after the end of Borrower's fiscal quarters, subscriber reports for the most recently completed fiscal quarter; and

        (o) Promptly upon request, such other information concerning the condition or operations of Borrower, the Parent, any Subsidiary, and any of their Affiliates, financial or otherwise, as the Administrative Agent or any Lender may from time to time reasonably request.

        6.06. Use of Proceeds. The proceeds of the Advances shall be available (and Borrower shall use such proceeds) to (a) refinance existing Funded Debt of Borrower, (b) finance proposed acquisitions, (c) finance Capital Expenditures, and (d) use for general working capital purposes.

        6.07. Maintenance of Existence and Assets. Except as provided by
Section 7.07 of this Agreement, Borrower shall maintain, and shall cause each Subsidiary to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for Borrower or such Subsidiary to do so, and all Authorizations necessary for the operation of any of their businesses. Borrower shall maintain, and shall cause each Subsidiary to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required.

        6.08. Payment of Taxes. Borrower will and will cause each Subsidiary to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

        6.09.  INDEMNITY.

        (a) BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO OR SUCH PROCEEDING SHALL HAVE ACTUALLY BEEN INSTITUTED), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE), ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF BORROWER, THE PARENT, ANY SUBSIDIARY OF THE BORROWER, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF BORROWER, THE PARENT, ANY SUBSIDIARY OF THE BORROWER, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, IN EACH CASE RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN PAPERS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO AND THE MANAGEMENT OF THE ADVANCES BY THE ADMINISTRATIVE AGENT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS INVOLVING A CLAIM BY A PARTICIPANT PURCHASER AGAINST ANY LENDER AND NOT BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, "INDEMNIFIED MATTERS").

        (b) IN ADDITION, BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY BORROWER AND THE HOLDERS OF THE CAPITAL STOCK OF BORROWER ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME

TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THE OBLIGATIONS OF BORROWER UNDER THIS SECTION 6.09 SHALL SURVIVE (i) THE EXECUTION OF THIS AGREEMENT AND (ii) ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

        6.10. Interest Rate Hedging. Borrower agrees that within 90 days after the Closing Date and within 90 days after the date of any Affiliate Acquisition, 75% of Funded Debt shall be subject to either a fixed interest rate or a floating rate to fixed rate interest rate protection agreement, dated as of the Closing Date and as of the date of any such acquisition for a period of not less than two years pursuant to and in accordance with Interest Hedge Agreements (each of which shall provide interest rate protection for a period of not less than two years from the date of such agreement); provided that, if Borrower enters into an interest rate cap agreement, the interest rate related thereto shall not exceed 2% per annum, on average, in excess of then current three-month LIBOR Rate.

        6.11. Authorizations and Material Agreements. Borrower shall, and shall cause its Subsidiaries to, obtain and comply in all material respects with all FCC Licenses relating to any System. Borrower shall, and shall cause the Subsidiaries to, obtain and comply in all material respects with all Authorizations relating to the Systems, except to the extent failure to do so could not reasonably be expected to cause or result in a Material Adverse Change. Borrower shall, and shall cause its Subsidiaries to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties, except to the extent failure to do so could not reasonably be expected to cause or result in a Material Adverse Change.

        6.12. Intercompany Notes. Borrower shall cause all Intercompany Notes to be pledged to the Administrative Agent on behalf of Lenders to secure the Obligations, and delivered to the Administrative Agent for perfection purposes. Borrower shall cause all Intercompany Notes for which Borrower, the Parent or any Subsidiary of the Borrower is the obligor to be subject to a Subordination Agreement.

        6.13. Further Assurances. Borrower, the Parent and each Subsidiary of the Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, security agreements, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with any such entity's obligations under any of the Loan Papers and the obligations of Borrower thereunder, or for better assuring and confirming unto Administrative Agent all or any part of the security for any of the Obligations.

        6.14. Subsidiaries and Other Obligors. Borrower shall cause each of its Subsidiaries and, to the extent applicable to such Affiliate, each of its Affiliates to comply with each provision of this Article VI, and execute such subsidiary guaranties, security agreements and other agreements as Administrative Agent shall deem necessary.

        6.15. Year 2000. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations is not Year 2000 compliant, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

        6.16. Management Fees. Any Management Fees payable by the Borrower pursuant to the Management Agreement shall be subordinated to the payment of the Obligations.

                         ARTICLE VII. NEGATIVE COVENANTS

        So long as the Commitment, any Advance, any Letter of Credit or any portion of the Obligations is outstanding, or Borrower, the Parent or any Subsidiary of the Borrower owes any other amount hereunder or under any other Loan Paper:

        7.01. Financial Covenants. Borrower and its Subsidiaries shall comply with the following covenants:

        (a) Leverage Ratio. At all times during the term hereof, the Leverage Ratio shall not be greater than the amount set forth below:

                PERIOD                              RATIO
                ------                              -----

Closing Date through September 30, 2001         6.75 to 1.00
October 1, 2001 through September 30, 2002      6.50 to 1.00
October 1, 2002 through September 30, 2003      6.00 to 1.00
October 1, 2003 through September 30, 2004      5.50 to 1.00
October 1, 2004 through September 30, 2005      5.00 to 1.00
October 1, 2005 and thereafter                  4.50 to 1.00

        (b) Senior Leverage Ratio. At all times during the term hereof, the Senior Leverage Ratio shall not be greater than the amount set forth below:

              PERIOD                               RATIO
              ------                               -----
Closing Date through September 30, 2002         3.50 to 1.00
October 1, 2002 through September 30, 2003      3.25 to 1.00
October 1, 2003 and thereafter                  3.00 to 1.00

        (c) Interest Coverage Ratio. At all times during the term hereof, the Interest Coverage Ratio shall not be less than the amount set forth below, provided that, for purposes of this ratio, cash taxes paid by Borrower and its Subsidiaries during any such period will be deducted from revenues in the determination of Operating Cash Flow:

                PERIOD                            RATIO
                ------                            -----
Closing Date through December 31, 2001         1.40 to 1.00
January 1, 2002 through December 31, 2003      1.50 to 1.00
January 1, 2004 through December 31, 2004      1.75 to 1.00
January 1, 2005 and thereafter                 2.00 to 1.00

        (d) Pro Forma Total Debt Service Coverage Ratio. At all times during the term hereof, the ratio of (i) Annualized Operating Cash Flow plus management fees paid to (ii) Pro Forma Total Debt Service, shall not be less than 1.25 to 1.00, provided that, for purposes of this ratio, cash taxes paid by Borrower and its Subsidiaries during any such period will be deducted from revenues in the determination of Operating Cash Flow.

        (e) Capital Expenditures. Capital Expenditures paid or incurred by Borrower and its Subsidiaries during each of the following fiscal years shall not exceed the following amounts:

               FISCAL YEAR                              TOTAL
               -----------                              -----
                  2000                               $14,000,000
                  2001                               $15,000,000
                  2002                               $12,500,000

        (f) Fixed Charge Coverage Ratio. At all times during the term hereof beginning on March 31, 2003, the Fixed Charge Coverage Ratio shall not be less than 1.05 to 1.00.

        7.02. Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers,
(b) Debt in existence on the date hereof, as shown on Schedule 5.08a hereto, which such Debt must be subordinated to the Obligations pursuant to a Subordination Agreement unless specifically agreed to by the Administrative Agent, (c) trade payables incurred and paid in the ordinary course of business, including Subscriber Deposits, (d) so long as there exists no Default or Event of Default on any date of incurrence, other Debt which may include Capital Leases of the Borrower in the aggregate outstanding at any one time not to exceed $5,000,000 and (e) Debt pursuant to the NCC Note.

        7.03. Contingent Liabilities. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 5.08a hereto,
(c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (d) utility bonds, franchise agreement bonds and pole agreement bonds entered into in the ordinary course of business.

        7.04. Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties, except (a) Permitted Liens and (b) Liens securing other Debt which may include Capital Leases permitted to exist under Section 7.02(d) hereof. It is specifically acknowledged and agreed that Borrower shall not, and shall not permit any of its Subsidiaries to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets.

        7.05. Dispositions of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, or otherwise dispose of any assets of Borrower or any Subsidiary, or otherwise consummate any Asset Sale,
(a) except sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, and (b) so long as there exists no Default, and none is caused thereby, with the prior written consent of Majority Lenders, Asset Sales in an aggregate amount over the term of this Agreement not to exceed $2,000,000, so long as any amounts received by Borrower and the Subsidiaries in the aggregate over $250,000 in any fiscal year of Borrower and the Subsidiaries are immediately used to either reduce the Commitment in accordance with Section 2.04 hereof or prepay the Term Loan in accordance with Section 2.05 hereof, as applicable.

        7.06. Distributions and Restricted Payments. Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments; provided that, so long as there exists no Default or Event of Default, and none shall result from such payment, (a) Borrower and the Subsidiaries may make payments of Management Fees, subject to the Subordination Agreement required by Section 4.01(e) hereof and (b) Borrower may make Distributions to Parent for the purpose of making payments pursuant to the NCC Note.

        7.07. Merger; Consolidation. Borrower shall not, and shall not permit any of its Subsidiaries to, merge into or consolidate with any Person except with a wholly-owned subsidiary of itself.

        7.08. Business. Borrower shall not, and shall not permit any of its Subsidiaries to, materially change the nature of its business as now conducted. Borrower shall not conduct any business except the ownership and operation of CATV Systems.

        7.09. Transactions with Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate, and except as disclosed on Schedule 7.09.

        7.10. Loans and Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, or make any acquisition, except (a) Investments existing on the date hereof and contemplated by the terms of this Agreement, each as shown on Schedule 5.13 hereto, (b) Investments in Cash Equivalents and (c) Investments in accounts receivable arising in the ordinary course of business.

        7.11. Fiscal Year and Accounting Method. Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or method of accounting, except as may be required by GAAP.

        7.12. Issuance of Capital Stock; Amendment of Charter. Borrower shall not, and shall not permit any of its Subsidiaries to, issue, sell or otherwise dispose of any Capital Stock in such Person, or any options or rights to acquire such partnership interest or capital stock not issued and outstanding on the Closing Date. Borrower shall not amend its articles of organization of bylaws and Borrower shall not permit any of its Subsidiaries to amend its articles of organization, bylaws or partnership agreement.

        7.13. Change of Ownership. Borrower shall not, and shall not permit its Subsidiaries to, permit any change in the ownership of Borrower and its Subsidiaries from the ownership thereof as of the date hereof as disclosed on
Schedule 5.01 hereto.

        7.14. Sale and Leaseback. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

        7.15. Compliance with ERISA. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to the Borrower or any Subsidiary or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of the

        Borrower or any Subsidiary or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to the Borrower or any Subsidiary or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to the Borrower or any Subsidiary or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any Subsidiary or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

        7.16. Rate Swap Exposure. Borrower may only enter into Interest Hedge Agreements in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes, and Borrower shall not enter into or become liable in respect of any Interest Hedge Agreement pursuant to which the aggregate amount exceeds the aggregate principal amount of all Advances.

        7.17. Subsidiaries and Other Obligors. Borrower shall not permit any of its Subsidiaries to violate any provision of this Article VII.

        7.18. Change in Management. Borrower shall not permit any change in the Management Agreement of Borrower or any Subsidiary.

        7.19. Amendments to Material Agreements. Borrower shall not, nor shall Borrower permit any Subsidiary to, amend or change any Loan Paper other than with the prior written consent of the Lenders pursuant to Section 10.01 hereof, nor shall Borrower nor any Subsidiary change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, (a) any Management Agreement,
(b) any Intercompany Note, or (c) the Northland Indenture.

        7.20. Acquisitions. The Borrower shall not, and the Subsidiaries of the Borrower shall not, make any acquisitions, provided, that (a) the Borrower may make acquisitions in aggregate amount not to exceed $2,000,000 during the term of this Agreement, and (b) so long as (i) there exists no Default or Event of Default and (ii) the Administrative Agent has received copies of (A) a pro forma compliance certificate demonstrating compliance with the financial covenants hereunder after giving effect to the proposed acquisition and (B) the most recent Cumulative Leakage Index reports, pro forma projections and subscriber reports for the assets being acquired, in form and substance satisfactory to the Administrative Agent, the Borrower may make (x) any Affiliate Acquisition and
(y) with the approval of the Majority Lenders, other acquisitions in excess of $2,000,000.

        7.21. Designated Senior Debt. The Borrower shall not designate any other Debt other than the Debt evidenced by this Agreement as "Designated Senior Debt" as defined in the Northland Indenture.

                         ARTICLE VIII. EVENTS OF DEFAULT

        8.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

        (a) Borrower shall fail to pay any principal, interest, fees, or other amounts payable under any Loan Paper when due;

        (b) Borrower, the Parent or any Subsidiary shall fail to perform or observe any term or condition contained in Sections 6.05(g), 6.06, 6.07, or 6.15;

        (c) The Parent or any Subsidiary of the Borrower shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Section 8.01(a) or (b), and such failure shall not be remedied within thirty days after the date on which such failure occurs;

        (d) Any representation or warranty made or deemed made by Borrower, the Parent or any Subsidiary (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been materially incorrect or misleading when made or deemed made;

        (e) Any Loan Paper or material provision thereof shall, for any reason, not be valid and binding on the Borrower, the Parent or the Subsidiary of the Borrower that is signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by the Borrower, the Parent or any Subsidiary of the Borrower; the Borrower, the Parent or any Subsidiary of the Borrower shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

        (f) Any of the following shall occur: (i) the Borrower, the Parent or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Borrower, the Parent or any Subsidiary of the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to such entity under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Borrower, the Parent or any Subsidiary of the Borrower, and the same is not withdrawn within 60 days, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Borrower, the Parent or any Subsidiary of the Borrower decreeing its dissolution; (v) any final order, judgment, or decree shall be entered in any proceedings against the Borrower, the Parent or any Subsidiary of the Borrower decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) the Borrower, the Parent or any Subsidiary of the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Borrower, the Parent or any Subsidiary of the Borrower under any Debtor Relief Law, whether now or hereafter in effect;

        (g) The Borrower, the Parent or any Subsidiary of the Borrower shall fail to pay any Debt or Contingent Liability of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Contingent Liability; or the Borrower, the Parent or any Subsidiary of the Borrower shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt or Contingent Liability; or any such Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

        (h) The Borrower, the Parent or any Subsidiary of the Borrower shall have any final judgment(s) outstanding against it for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for a period of 60 days;

        (i) Borrower, any Subsidiary, or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000;

        (j) the Borrower, any Subsidiary, or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $1,000,000;

        (k) Borrower or any Subsidiary shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which could constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $1,000,000 or more;

        (l) Any Property (whether leased or owned) of the Borrower, the Parent or any Subsidiary of the Borrower, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation could constitute a Material Adverse Change; or the Borrower, the Parent or any Subsidiary of the Borrower shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could constitute a Material Adverse Change;

        (m) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby;

        (n) The occurrence of a Material Adverse Change, as reasonably determined by Administrative Agent;

        (o) Any Authorization (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation by Borrower or any Subsidiary of the System or any CATV System or systems which service five percent (5%) or more of the Subscribers ("Significant CATV Systems") shall expire and the same shall not have been renewed; or (i) Borrower shall not have applied for renewal of any such Authorization prior to 30 days before its scheduled expiration; or (ii) any such Authorization shall not have been renewed or replaced by another Authorization authorizing substantially the same operations of such Significant CATV System 10 days prior to such expiration; or (iii) any Authorization, consent or permit (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation of any Significant CATV System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iv) any Significant CATV System shall fail for any period of ten (or if such failure is the result of any damage, destruction or loss which is covered by adequate casualty or property insurance, 30) consecutive calendar days to operate or maintain any cable signal, and such failure is not covered by business interruption insurance;

        (p) At any time, less than 100% of the Capital Stock of Borrower and the Subsidiaries shall be pledged to the Lenders to secure the Obligations pursuant to a first and prior perfected Lien (subject to inchoate tax liens); or all or any portion of the Collateral constituting a System or any CATV System or systems which service five percent (5%) or more of the Subscribers

("Significant CATV Systems"), or all or any portion of the Pledged Interests or the Pledge Agreements shall be the subject of any proceeding instituted by any Person, or there shall exist any litigation or overtly threatened litigation with respect to all or any portion of the Collateral constituting Significant CATV Systems or all or any portion of the Pledged Interests or the Pledge Agreement; or all or any portion of the Collateral constituting Significant CATV Systems shall be the subject of any legal proceeding instituted by any Person other than a Lender or Administrative Agent (except in connection with any Lender's exercise of any remedies under the Loan Papers); or any document or instrument creating or granting a security interest or Lien in any Collateral shall for any reason fail to create a valid first priority security interest (subject to Permitted Liens) in any collateral purported to be covered thereby; or, except as permitted by Section 2.15 of this Agreement, any material portion of the Collateral shall not be subject to a prior perfected security interest (subject to Permitted Liens), or be subject to attachment, levy or replenishment, unless such attachment, levy or replenishment shall be stayed, or bonded in an amount substantially equal to the fair market value of such Property and only for so long as such stay or bond exists;

        (q) (i) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause Borrower, the Parent or any Subsidiary to divest a significant portion of its assets or the Capital Stock of any Subsidiary or Borrower, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse Change or (ii) A warrant of attachment or execution or similar process shall be issued or levied against Property of Borrower, the Parent or any Subsidiary which, together with all other such Property of Borrower, the Parent and the Subsidiaries subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 60 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

        (r) Any civil action, suit or proceeding shall be commenced against the Borrower, the Parent or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction resulting in a judgment against such entity in excess of $250,000; or any criminal action or proceeding shall be commenced against the Borrower, the Parent or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, RICO); or

        (s) The Borrower shall fail to make payments of any principal or interest due under the Northland Indenture.

        8.02. Remedies Upon Default. If an Event of Default described in
Section 8.01(f) shall occur with respect to the Borrower, the Parent or any Subsidiary of the Borrower, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to Borrower and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

        (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

        (b) Terminate the Revolver A Commitment, the Revolver B Commitment and/or the Letter of Credit Commitment;

        (c)    Reduce any claim of Administrative Agent and Lenders to judgment;

        (d) Demand (and Borrower shall pay to Administrative Agent) immediately upon demand and in immediately available funds, the amount equal to the aggregate amount of the Letters of Credit then outstanding, irrespective of whether such Letters of Credit have been drawn upon, all as set forth and in accordance with the terms of provisions of Article III hereof. The Administrative Agent shall promptly advise Borrower of any such declaration or demand but failure to do so shall not impair the effect of such declaration or demand; and

        (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

        8.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

        8.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

        8.05. Performance by Administrative Agent or any Lender. Should any covenant of the Borrower, the Parent or any Subsidiary of the Borrower fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such entity. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of the Borrower, the Parent or any Subsidiary of the Borrower.

        8.06. Expenditures. Borrower shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 3.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by Borrower.

        8.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of the Borrower, the Parent or any Subsidiary of the Borrower, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

        8.08. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or from Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Majority Lenders in accordance with Article VIII hereof; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in its sole discretion or in the best interest of Lenders.



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
                      ARTICLE IX. THE ADMINISTRATIVE AGENT

        9.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by Borrower for the Ratable or individual account of any Lender. Notwithstanding any provision herein or in any other Loan Papers to the contrary, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement, or any other Loan Paper, or otherwise against Administrative Agent.

        9.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower, the Parent or any Subsidiary of the Borrower), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of the Borrower, the Parent or any Subsidiary of the Borrower or to inspect the Property (including the books and records) of the Borrower, the Parent or any Subsidiary of the Borrower; (e) shall not be responsible to any



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
Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

        9.03. Bank of America, N.A. and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, Bank of America, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. Bank of America, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, the Parent or any Subsidiary of the Borrower, any Affiliate thereof, and any Person who may do business therewith, all as if Bank of America, N.A. were not Administrative Agent and without any duty to account therefor to any Lender.

        9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 5.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

        9.05. Indemnification by Lenders. Lenders shall indemnify
Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

        9.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender).

Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

        9.07. Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Paper by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.



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
                            ARTICLE X. MISCELLANEOUS

        10.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower, the Parent or any Subsidiary of the Borrower therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the written consent of Issuing Bank and Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders, Issuing Bank and Administrative Agent, (a) increase the Revolver A Commitment, the Revolver B Commitment, the Term Loan Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 8.01(a), (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Collateral or Guaranties securing the Borrower's, the Parent's or any Subsidiary's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder, or (f) amend this Section 10.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to Issuing Bank and the requisite number of Lenders.

        10.02. Notices.

        (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand or overnight courier. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or Borrower has acted in reliance on such telephonic notice.

        (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

If to Borrower:

               Northland Cable Television, Inc.
               1201 Third Avenue, Suite 3600
               Seattle, Washington 98101

               Telephone No.:(206) 621-1351
               Facsimile No.:(206) 623-9015

               Attention:  Gary Jones

        With a Copy to:

               Northland Cable Television, Inc.
               1201 Third Avenue, Suite 3600
               Seattle, Washington 98101
               Telephone No.:(206) 621-1351
               Facsimile No.:(206) 623-9015

               Attention:  Laura Williams

If to Administrative Agent:

               Bank of America, N.A.
               Commercial Agency Management
               701 Fifth Avenue
               Mail Code WA1-102-16-20
               Seattle, Washington 98104
               Telephone No.:(206) 358-0138
               Facsimile No.:(206) 358-0971

               Attention:  Ken Puro

        With a Copy to:

               Donohoe, Jameson & Carroll, P.C.
               3400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas  75270
               Telephone No.:(214) 698-3867
               Facsimile No.:(214) 744-0231

               Attention:    Michael D. Cuda

        (c) If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement.



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
or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

        (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 10.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

        10.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
10.04 hereof. None of the Borrower, the Parent or any Subsidiary of the Borrower may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

        10.04. Assignments and Participations.

        (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent (except in the case of an assignment to an Affiliate of such Lender), (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent, and (iv) no such assignment is for an amount less than $5,000,000. Assignments and other transfers (except participations) with respect to each Lender's participation in a given Letter of Credit may only be made with the prior written consent of the Administrative Agent. Within five Business Days after Administrative Agent receives notice of any such assignment, Borrower shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

        (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that
(i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c) and (d), (v) the Borrower, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

        (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower, the Parent or any Subsidiary of the Borrower furnished to such Lender by or on behalf of such entity.

        (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

        10.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

        10.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

        10.07. Costs, Expenses, and Taxes.

        (a) Borrower agrees to pay on demand (i) all costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

        (b) In addition, Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this
Section 10.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower, the Parent or any Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) Borrower shall make such deductions or withholdings, and (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 10.07 shall survive the execution of this Agreement, termination of the Commitment and/or the Letter of Credit Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

        10.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower, the Parent or any Subsidiary of the Borrower, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

        10.09. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

        10.10. Exceptions to Covenants. None of the Borrower, the Parent or any Subsidiary of the Borrower shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

        10.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

        10.12. GOVERNING LAW; WAIVER OF JURY TRIAL.

        (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 10.14 HEREOF, BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

        (b) BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS
SECTION 10.12 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        10.13. ARBITRATION. (a) PROCEEDINGS. ANY CONTROVERSY OR CLAIM BETWEEN
OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW) AND THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

        (b) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY JAMS, WHICH WILL APPOINT AN ARBITRATOR; IF JAMS IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

        (c) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS

CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY ADMINISTRATIVE AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. ADMINISTRATIVE AGENT AND EACH LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

        10.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        10.15. Qualified Commercial Loan. This Agreement evidences a "qualified commercial loan" as that term is defined in Section 306.001 of the Texas Finance Code, as amended.

        10.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Loan Paper, the provisions of this Agreement shall control.

--------------------------------------------------------------------------------
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
--------------------------------------------------------------------------------

        IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:
                                       NORTHLAND CABLE TELEVISION, INC.

                                       By:
                                          -------------------------------------
                                       Name:  Gary S. Jones
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

ADMINISTRATIVE AGENT:
                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

LENDERS:

                                       BANK OF AMERICA, N.A., individually,
                                       as a Lender

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

18.181818182%

Revolver B Specified Percentage:

18.181818182%

Term Loan Specified Percentage:

18.181818182%

Total Specified Percentage:

18.181818182%

Address:

901 Main Street, ___th Floor
Dallas, Texas  75202

Facsimile:     (214) 508-_____

Attention:

Telephone:

                                       BANK OF MONTREAL, as Syndication Agent
                                       and as a Lender

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

15.909090909%

Revolver B Specified Percentage:

15.909090909%

Term Loan Specified Percentage:

15.909090909%

Total Specified Percentage:

15.909090909%

Address:

Facsimile:

Attention:

Telephone:

                                       US BANK, NATIONAL ASSOCIATION, as
                                       Co-Documentation Agent and as a Lender

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

15.909090909%

Revolver B Specified Percentage:

15.909090909%

Term Loan Specified Percentage:

15.909090909%

Total Specified Percentage:

15.909090909%

Address:

Facsimile:

Attention:

Telephone:

                                       GENERAL ELECTRIC CAPITAL CORPORATION, as
                                       Co-Documentation Agent and as a Lender

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

15.909090909%

Revolver B Specified Percentage:

15.909090909%

Term Loan Specified Percentage:

15.909090909%

Total Specified Percentage:

15.909090909%

Address:

Facsimile:

Attention:

Telephone:

                                       COBANK

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

13.636363636%

Revolver B Specified Percentage:

13.636363636%

Term Loan Specified Percentage:

13.636363636%

Total Specified Percentage:

13.636363636%

Address:

Facsimile:

Attention:

Telephone:

                                       IBJ WHITEHALL BANK & TRUST COMPANY

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

11.363636364%

Revolver B Specified Percentage:

11.363636364%

Term Loan Specified Percentage:

11.363636364%

Total Specified Percentage:

11.363636364%

Address:

Facsimile:

Attention:

Telephone:

                                       SUNTRUST BANK

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Revolver A Specified Percentage:

9.090909091%

Revolver B Specified Percentage:

9.090909091%

Term Loan Specified Percentage:

9.090909091%

Total Specified Percentage:

9.090909091%

Address:

Facsimile:

Attention:

Telephone: